                                                                     EXHIBIT 4.2


                                 TBC CORPORATION

                   SECOND AMENDED AND RESTATED NOTE AGREEMENT




                                   $19,500,000

                     SERIES A SENIOR NOTES DUE JULY 10, 2003


                                   $11,000,000

                     SERIES B SENIOR NOTES DUE JULY 10, 2005


                                   $16,500,000

                     SERIES C SENIOR NOTES DUE JULY 10, 2008













                            DATED AS OF APRIL 1, 2003

                                TABLE OF CONTENTS
                             (not part of agreement)

                                                                                                                PAGE
1.    THE NOTES...................................................................................................1

   1.1.  BACKGROUND...............................................................................................1
   1.2.  AUTHORIZATION OF AMENDMENT AND RESTATEMENT...............................................................2
   1.3.  NOTES IN SERIES..........................................................................................3

2.    AUTHORIZATION OF AMENDMENT AND RESTATEMENT..................................................................3


3.    CONDITIONS SUBSEQUENT TO EFFECTIVENESS......................................................................3

   3.1.  CERTAIN DOCUMENTS........................................................................................3
   3.2.  COMPANY REPRESENTATIONS AND WARRANTIES; NO DEFAULT; ETC..................................................4
   3.3.  SUBSIDIARY REPRESENTATIONS AND WARRANTIES; NO DEFAULTS...................................................4
   3.4.  TRANSACTIONS PERMITTED BY APPLICABLE LAWS................................................................5
   3.5.  PAYMENT OF AMENDMENT FEE.................................................................................5
   3.6.  INTERCREDITOR AGREEMENT..................................................................................5
   3.7.  CREDIT AGREEMENT.........................................................................................5
   3.8.  GUARANTEE AND COLLATERAL AGREEMENT.......................................................................5
   3.9.  NEW MORTGAGE.............................................................................................5
   3.10.    EVIDENCE OF FILING AND RECORDING, ETC.................................................................5
   3.11.    TERMINATION OF EXISTING CREDIT AGREEMENT..............................................................6
   3.12.    COPIES OF ENVIRONMENTAL AUDITS........................................................................6
   3.13.    CLEAR LIEN SEARCH REPORT..............................................................................6
   3.14.    RECEIPT BY COLLATERAL AGENT OF PLEDGED STOCK AND NOTES................................................6
   3.15.    CONSUMMATION OF ACQUISITION OF MERCHANT'S, INCORPORATED...............................................6
   3.16.    EXPENSES..............................................................................................6
   3.17.    PROCEEDINGS SATISFACTORY..............................................................................6

4.    PREPAYMENTS.................................................................................................7

   4.1.  REQUIRED PREPAYMENTS OF SERIES B AND SERIES C NOTES......................................................7
   4.2.  OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT........................................................7
   4.3.  NOTICE OF OPTIONAL PREPAYMENT............................................................................7
   4.4.  APPLICATION OF REQUIRED PREPAYMENTS......................................................................8
   4.5.  APPLICATION OF OPTIONAL PREPAYMENTS......................................................................8
   4.6.  NO ACQUISITION OF NOTES..................................................................................8
   4.7.  CHANGE IN CONTROL PREPAYMENT.............................................................................8
   4.8.  PREPAYMENT OF NOTES PURSUANT TO DEBT PREPAYMENT APPLICATION.............................................11

5.    AFFIRMATIVE COVENANTS......................................................................................13

   5.1.  FINANCIAL STATEMENTS; NOTICE OF DEFAULTS................................................................13
   5.2.  NOTICE OF CERTAIN MATERIAL EVENTS.......................................................................15
   5.3.  ERISA NOTICES...........................................................................................15
   5.4.  INFORMATION REQUIRED BY RULE 144A.......................................................................16
   5.5.  BOOKS AND RECORDS; INSPECTION OF PROPERTY...............................................................16
   5.6.  SUBSIDIARY GUARANTEES AND COLLATERAL....................................................................16
   5.7.  ENVIRONMENTAL LAWS......................................................................................17
   5.8.  ADDITIONAL COLLATERAL, ETC..............................................................................18
   5.9.  TITLE INSURANCE, FLOOD INSURANCE, ETC...................................................................19
   5.10.    MAINTENANCE OF INSURANCE.............................................................................20
   5.11.    MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS......................................................20
   5.12.    CORPORATE EXISTENCE, ETC.; BUSINESS..................................................................21
   5.13.    PAYMENT OF TAXES AND CLAIMS..........................................................................21
   5.14.    USE OF PROCEEDS......................................................................................21


   5.15.    INTERCOMPANY LOANS; PAYMENTS.........................................................................21
   5.16.    MAINTENANCE OF MOST FAVORED LENDER STATUS............................................................22

6.    NEGATIVE COVENANTS.........................................................................................22

   6.1.  FINANCIAL COVENANTS.....................................................................................22
   6.2.  LIMITATION ON INDEBTEDNESS..............................................................................24
   6.3.  LIENS...................................................................................................25
   6.4.  FUNDAMENTAL CHANGES.....................................................................................26
   6.5.  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS...............................................27
   6.6.  HEDGING AGREEMENTS......................................................................................29
   6.7.  TRANSACTIONS WITH AFFILIATES............................................................................29
   6.8.  RESTRICTIVE AGREEMENTS..................................................................................29
   6.9.  DISCLOSURE..............................................................................................30
   6.10.    SALE OF ASSETS.......................................................................................30
   6.11.    RESTRICTED PAYMENTS..................................................................................31

7.    EVENTS OF DEFAULT..........................................................................................31

   7.1.  ACCELERATION............................................................................................31
   7.2.  RESCISSION OF ACCELERATION..............................................................................35
   7.3.  NOTICE OF ACCELERATION OR RESCISSION....................................................................35
   7.4.  OTHER REMEDIES..........................................................................................36

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES..................................................................36

   8.1.  ORGANIZATION............................................................................................36
   8.2.  FINANCIAL STATEMENTS....................................................................................36
   8.3.  ACTIONS PENDING.........................................................................................37
   8.4.  OUTSTANDING INDEBTEDNESS................................................................................37
   8.5.  TITLE TO PROPERTIES.....................................................................................37
   8.6.  TAXES...................................................................................................37
   8.7.  CONFLICTING AGREEMENTS AND OTHER MATTERS................................................................37
   8.8.  MARGIN SECURITIES.......................................................................................38
   8.9.  ERISA...................................................................................................38
   8.10.    GOVERNMENTAL CONSENT.................................................................................38
   8.11.    ENVIRONMENTAL COMPLIANCE.............................................................................39
   8.12.    DISCLOSURE...........................................................................................39
   8.13.    TRADEMARKS; TRADENAMES, ETC..........................................................................39
   8.14.    STATUS UNDER CERTAIN STATUTES........................................................................39
   8.15.    ANTI-TERRORISM ORDER.................................................................................39
   8.16.    EXISTING MORTGAGE....................................................................................40

9.    REPRESENTATIONS OF THE NOTEHOLDER..........................................................................40

   9.1.  SOURCE OF FUNDS.........................................................................................40

10.   DEFINITIONS; ACCOUNTING MATTERS............................................................................42

   10.1.    YIELD-MAINTENANCE TERMS..............................................................................42
   10.2.    OTHER DEFINED TERMS..................................................................................43
   10.3.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS......................................................59

11.   MISCELLANEOUS..............................................................................................59

   11.1.    NOTE PAYMENTS........................................................................................59
   11.2.    EXPENSES.............................................................................................59
   11.3.    CONSENT TO AMENDMENTS................................................................................60
   11.4.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.......................................60
   11.5.    PERSONS DEEMED OWNERS; PARTICIPATIONS................................................................61

   11.6.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........................................61
   11.7.    SUCCESSORS AND ASSIGNS...............................................................................61
   11.8.    INDEPENDENCE OF COVENANTS; SEVERABILITY; DESCRIPTIVE HEADINGS........................................62
   11.9.    NOTICES..............................................................................................62
   11.10.   PAYMENTS DUE ON NON-BUSINESS DAYS....................................................................62
   11.11.   MINIMUM INTEREST PAYABLE.............................................................................62
   11.12.   CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES........................................................63
   11.13.   SATISFACTION REQUIREMENT.............................................................................64
   11.14.   GOVERNING LAW........................................................................................64
   11.15.   COUNTERPARTS.........................................................................................64
   11.16.   BINDING AGREEMENT....................................................................................64

SCHEDULES AND EXHIBITS
----------------------

Purchaser Schedule


SCHEDULE 5.15   --     Intercompany Loans
SCHEDULE 6.2(b) --     Existing Indebtedness and Guarantees
SCHEDULE 6.2(e) --     Guarantees of Big O and its Subsidiaries
SCHEDULE 6.3    --     Existing Liens
SCHEDULE 6.5(b) --     Existing Investments
SCHEDULE 6.8    --     Restrictive Agreements
SCHEDULE 6.10   --     Certain Dispositions of Assets
SCHEDULE 8.7    --     Conflicting Agreements
SCHEDULE 8.13   --     Trademarks, Tradenames etc.

Exhibit 1A   --    Form of Series A Note
Exhibit 1B   --    Form of Series B Note
Exhibit 1C   --    Form of Series C Note
Exhibit 3.6  --    Form of Intercreditor Agreement
Exhibit 3.8  --    Form of Guarantee and Collateral Agreement
Exhibit 3.9  --    Form of New Mortgage

                                 TBC CORPORATION
                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

                  8.30% SERIES A SENIOR NOTES DUE JULY 10, 2003
                  8.62% SERIES B SENIOR NOTES DUE JULY 10, 2005
                  8.81% SERIES C SENIOR NOTES DUE JULY 10, 2008

                                                             As of April 1, 2003


The Prudential Insurance Company
of America ("PRUDENTIAL")

c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

Ladies and Gentlemen:

         The undersigned, TBC CORPORATION (herein called the "COMPANY"), hereby agrees with you as follows:

1.       THE NOTES.

         1.1.     BACKGROUND.

         The Company and Prudential are parties to the Amended and Restated Note Agreement, dated as of January 31, 2001 (the "EXISTING NOTE AGREEMENT") governing the terms of the following notes issued by the Company to Prudential:
(a) 8.30% Series A Senior Notes, due July 10, 2003 (the "EXISTING SERIES A NOTES"), (b) 8.62% Series B Senior Notes, due July 10, 2005 (the "EXISTING SERIES B NOTES") and (c) 8.81% Series C Senior Notes, due July 10, 2008 (the "EXISTING SERIES C NOTES;" and together with the Existing Series A Notes and the Existing Series B Notes, the "EXISTING NOTES"). The aggregate principal amount of the Existing Series A Notes presently outstanding is $3,250,000; the aggregate principal amount of the Existing Series B Notes presently outstanding is $11,000,000 and the aggregate principal amount of the Existing Series C Notes presently outstanding is $16,500,000. The Company has requested that Prudential agree to amend and restate the Existing Note Agreement and the Existing Notes to enable the Company to borrow money under the Credit Agreement, dated as of March 31, 2003 (the "CREDIT AGREEMENT") with J.P. Morgan Chase Bank, N.A. and the other bank lenders party thereto. Prudential has, subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, consented to such request in consideration of a certain Amendment Fee, as described in
Section 3.5. The mutual
agreement of the parties as to such matters is set forth in the amendment and restatement of the Existing Note Agreement and the Existing Notes provided for in this Agreement. The representations and warranties made by the Company under and pursuant to the Existing Note Agreement shall survive the amendment and restatement thereof under this Agreement.

         1.2.     AUTHORIZATION OF AMENDMENT AND RESTATEMENT.

         The Company hereby authorizes, agrees and consents to the amendment and restatement in their entirety of the Existing Note Agreement and the Existing Notes as provided for herein.

                  (a) THE SERIES A NOTES. On the 2003 Note Closing Date, the Existing Series A Notes shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1A; except that the date, registration number and principal amount set forth in each Existing Series A Note shall remain the same (each such Existing Series A Note, as so amended, and as hereinafter amended, restated or otherwise modified from time to time, shall be referred to herein individually as a "SERIES A NOTE" and, collectively, as the "SERIES A NOTES" and such terms shall further include any Series A Note issued in substitution or exchange for any such Note in accordance with the terms of this Agreement.

                  (b) THE SERIES B NOTES. On the 2003 Note Closing Date, the Existing Series B Notes shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1B; except that the date, registration number and principal amount set forth in each Existing Series B Note shall remain the same (each such Existing Series B Note, as so amended, and as hereinafter amended, restated or otherwise modified from time to time, shall be referred to herein individually as a "SERIES B NOTE" and, collectively, as the "SERIES B NOTES" and such terms shall further include any Series B Note issued in substitution or exchange for any such Note in accordance with the terms of this Agreement.

                  (c) THE SERIES C NOTES. On the 2003 Note Closing Date, the Existing Series C Notes shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1C; except that the date, registration number and principal amount set forth in each Existing Series C Note shall remain the same (each such Existing Series C Note, as so amended, and as hereinafter amended, restated or otherwise modified from time to time, shall be referred to herein individually as a "SERIES C NOTE" and, collectively, as the "SERIES C NOTES" and such terms shall further include any Series C Note issued in substitution or exchange for any such Note in accordance with the terms of this Agreement.

         1.3. NOTES IN SERIES. The Series A Notes, the Series B Notes and the Series C Notes (each a "SERIES") are herein sometimes collectively referred to as the "NOTES" and individually referred to as a "NOTE."

2.       AUTHORIZATION OF AMENDMENT AND RESTATEMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 of this Agreement, Prudential, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in its entirety of the Existing Note Agreement by this Agreement, and, upon the satisfaction of such conditions precedent, the Existing Note Agreement shall be deemed so amended and restated. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, Prudential, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Notes, on the terms set forth in Section 1.2 (such transactions are hereinafter referred to collectively as the "AMENDMENT AND RESTATEMENT"). All amounts owing under and evidenced by the Existing Notes as of the 2003 Note Closing Date shall continue to be outstanding under, and shall after the 2003 Note Closing Date continue to be evidenced by, the Notes, and shall be payable in accordance with this Agreement.

3.       CONDITIONS SUBSEQUENT TO EFFECTIVENESS.

         The Amendment and Restatement shall be effective upon the execution and delivery of this Agreement by the parties hereto; provided, however, that the effectiveness hereof is subject to the following conditions subsequent which, if not met on or before the 2003 Note Closing Date, will automatically and immediately (i) render this Agreement ineffective, and (ii) render the Existing Note Agreement effective, in each case without any further action on the part of any Person, as if this Agreement had never existed:

         3.1. CERTAIN DOCUMENTS. Prudential shall have received the following:

                  (a) Certified copies of the resolutions of the Board of Directors of the Company authorizing the amendment and restatement of the Existing Note Agreement and the Existing Notes, and the execution and delivery of this Agreement, the Guarantee and Collateral Agreement and the New Mortgage and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such agreements and instruments.

                  (b) Certified copies of the resolutions of the Board of Directors or its equivalent of each of Big O, Tire Kingdom, Big O Tire of Idaho, Inc., Carroll's, Inc., Big O Development, Inc., Big O Retail Enterprises, Inc., Northern States Tire, Inc., O Advertising, Inc., TBC International Inc., TBC Retail

         Enterprises, Inc., TBC Brands, LLC, TBC Capital, LLC, Merchant's, Incorporated and Merban, Inc. (the "ORIGINAL SUBSIDIARY OBLIGORS") authorizing the execution and delivery of the Guarantee and Collateral Agreement and all documents evidencing other necessary action and governmental approvals, if any, with respect to such documents.

                  (c) A certificate of the Secretary or an Assistant Secretary and one other officer of each of the Company and the Original Subsidiary Obligors certifying the names and true signatures of the officers of the Company and each Original Subsidiary Obligor, as the case may be, authorized to execute the Financing Documents to which it is a party and the other documents to be delivered by it hereunder.

                  (d) Certified copies of the Certificate of Incorporation and By-laws of each of the Company and the Original Subsidiary Obligors.

                  (e) A favorable opinion of Thompson Hine LLP, counsel to the Company, in form and substance satisfactory to Prudential. The Company hereby directs such counsel to deliver such opinion and understands and agrees that Prudential will and is hereby authorized to rely on such opinion.

                  (f) A favorable opinion of Bingham McCutchen LLP, special counsel to Prudential, in form and substance satisfactory to Prudential.

                  (g) A good standing certificate for each of the Company and the Original Subsidiary Obligors from the Secretary of State of its state of organization dated of a recent date and such other evidence of the status of the Company and each Subsidiary Obligor as Prudential may reasonably request.

                  (h) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by Prudential.

         3.2. COMPANY REPRESENTATIONS AND WARRANTIES; NO DEFAULT; ETC. The representations and warranties contained in Section 8 and in the Guarantee and Collateral Agreement shall be true on and as of the 2003 Note Closing Date. There shall exist on the 2003 Note Closing Date no Event of Default or Default (after giving effect to this Agreement); and the Company shall have delivered to Prudential an Officer's Certificate, dated the 2003 Note Closing Date, to both such effects.

         3.3. SUBSIDIARY REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The representations and warranties in the Guarantee and Collateral Agreement made by each Subsidiary party thereto shall be true on and as of the 2003 Note Closing

Date.

         3.4. TRANSACTIONS PERMITTED BY APPLICABLE LAWS. On the 2003 Note Closing Date, the Amendment and Restatement and the execution, delivery and performance of the Guarantee and Collateral Agreement, all on the terms and conditions herein and therein provided, shall (i) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (ii) not subject Prudential to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or regulation. Prudential shall have received such certificates or other evidence as it may request to establish compliance with this Section.

         3.5. PAYMENT OF AMENDMENT FEE. The Company shall have paid to Prudential, as consideration for Prudential's consent to the Amendment and Restatement, a fee (the "AMENDMENT FEE") equal to $38,080.49. The Amendment Fee shall have been paid in immediately available funds to the account of Prudential as specified in the Purchaser Schedule.

         3.6. INTERCREDITOR AGREEMENT. Prudential and each lending institution party to the Credit Agreement shall have executed and delivered (in each capacity in which it is a party to the Credit Agreement) an intercreditor agreement (the "INTERCREDITOR Agreement") in the form of Exhibit 3.6 hereto.

         3.7. CREDIT AGREEMENT. The Credit Agreement shall have been executed and delivered by all parties thereto, and the Company shall have delivered to Prudential a copy of the executed Credit Agreement, together with an Officer's Certificate certifying that such copy is true, correct and complete.

         3.8. GUARANTEE AND COLLATERAL AGREEMENT. Prudential shall have received an originally executed counterpart of the Guarantee and Collateral Agreement, dated as of the date hereof, together with all schedules and exhibits thereto, entered into by the Company and the Original Subsidiary Obligors, in the form attached hereto as Exhibit 3.8 (the "GUARANTEE AND COLLATERAL AGREEMENT").

         3.9. NEW MORTGAGE. Prudential shall have received a copy of the originally executed New Mortgage, in the form attached hereto as Exhibit 3.9.

         3.10. EVIDENCE OF FILING AND RECORDING, ETC. Prudential shall have received evidence satisfactory to it that all UCC-1 Financing Statements have been properly filed in each jurisdiction or location where such filing or recording is appropriate in the reasonable judgment of Prudential and its special counsel, and that such filings are sufficient to perfect a valid, first priority Lien (subject in each case to any Liens permitted by Section 6.3) in the collateral to which they relate.

         3.11.    TERMINATION OF EXISTING CREDIT AGREEMENT.

         Prudential shall have received evidence satisfactory to it that the Existing Credit Agreement has been terminated and that the indebtedness incurred by the Company and its Subsidiaries under and pursuant thereto has been satisfied in full.

         3.12.    COPIES OF ENVIRONMENTAL AUDITS.

         Prudential's special counsel shall have received, on behalf of the Prudential, (i) copies of all existing environmental audits with respect to the real properties which are part of the Merchant's Acquisition and any other Person the acquisition of which is to be financed with proceeds from the sale of the Notes and (ii) any other existing environmental audits requested by Prudential.

         3.13.    CLEAR LIEN SEARCH REPORT.

         Prudential's special counsel shall have received, on behalf of the Prudential, the results of a recent Lien search in each of the jurisdictions where assets of the Company and each Subsidiary (including Merchant's, Incorporated and Merban, Inc.) are located, and such search shall reveal no Liens on any of the assets of the Company or any Subsidiary except for Liens permitted by Section 6.3 or discharged on or prior to the 2003 Note Closing Date pursuant to documentation satisfactory to Prudential.

         3.14.    RECEIPT BY COLLATERAL AGENT OF PLEDGED STOCK AND NOTES.

         Prudential shall have received evidence reasonably satisfactory to it that the Collateral Agent has received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

         3.15.    CONSUMMATION OF ACQUISITION OF MERCHANT'S, INCORPORATED.

         The Merchant's Acquisition shall have been consummated on the terms and conditions set forth in the Merchant's Acquisition Documentation.

         3.16. EXPENSES. All fees and disbursements required to be paid pursuant to Section 11.2 hereof shall have been paid in full.

         3.17. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the Amendment and Restatement and all documents and papers relating thereto shall be satisfactory to Prudential and its special counsel. Prudential and its special counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance satisfactory to Prudential and its special counsel.

4.       PREPAYMENTS.

         The Notes shall be subject to required prepayment as and to the extent provided in Section 4.1. The Notes shall also be subject to prepayment under the circumstances set forth in Section 4.2, Section 4.7 and Section 4.8; provided, however, that any such prepayment shall not reduce or otherwise affect the Company's obligation to make any required prepayment as specified in Section 4.1.

         4.1.     REQUIRED PREPAYMENTS OF SERIES B AND SERIES C NOTES.
                  SERIES B NOTES.

                  The Company shall apply to the prepayment of the Series B Notes, without Yield-Maintenance Amount, the sum of $2,750,000 on January 10, 2004, July 10, 2004 and January 10, 2005, and such principal amount of the Series B Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

                  (b)      SERIES C NOTES.

                  The Company shall apply to the prepayment of the Series C Notes, without Yield-Maintenance Amount, the sum of $2,750,000 on January 10 and July 10 in each of the years 2006 and 2007, and on January 10, 2008, and such principal amount of the Series C Notes, together with interest thereon to such payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series C Notes, together with interest accrued thereon, shall become due on the maturity date of the Series C Notes.

         4.2. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this Section 4.2 shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4.3. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to Section 4.2 irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to Section 4.2. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Section 4.2, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto.

         4.4. APPLICATION OF REQUIRED PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Series B Notes or Series C Notes pursuant to Section 4.1, the amount to be prepaid shall be applied pro rata to all outstanding Series B Notes or Series C Notes, as the case may be (including, for the purpose of this Section 4.4 only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to Section 4.1 or 4.2) according to the respective unpaid principal amounts thereof.

         4.5. APPLICATION OF OPTIONAL PREPAYMENTS. In the case of each prepayment pursuant to Section 4.2 of less than the entire unpaid principal amount of all outstanding Notes, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this Section 4.5 only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to Section 4.1 or 4.2) according to the respective unpaid principal amounts thereof.

         4.6. NO ACQUISITION OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 4.1 or 4.2 or upon acceleration of such final maturity pursuant to Section 7.1), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

         4.7.     CHANGE IN CONTROL PREPAYMENT.

                  (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within three Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event (including a description of the terms thereof in sufficient detail to enable a holder of Notes to evaluate the merits thereof) to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 4.7(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 4.7(c) and shall be accompanied by the certificate described in Section 4.7(g).

                  (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless

                           (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice (including a description of the terms of such Change in Control in sufficient detail to enable a holder of Notes to evaluate the merits thereof) containing and constituting an offer to prepay Notes as described in Section 4.7(c), accompanied by the certificate described in Section 4.7(g), and

                           (ii) contemporaneously with consummating or finalizing the Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 4.7.

                  (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by Section 4.7(a) and Section 4.7(b) shall be an offer to prepay, in accordance with and subject to this Section 4.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by
         Section 4.7(a), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

                  (d) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 4.7 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 4.7 shall be deemed to constitute an acceptance of such offer by such holder.

                  (e)      PREPAYMENT.

                           (i) If no Default or Event of Default exists and is continuing on the date prepayment is made pursuant to this
                  Section 4.7, prepayment of the Notes to be prepaid pursuant to this Section 4.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

                           (ii) If a Default or Event of Default exists and is continuing on the date prepayment is made under this
                  Section 4.7, prepayment of the Notes to be prepaid under this
                  Section 4.7 shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment in accordance with this Section 4.7(e)(ii), the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

         Prepayment shall be made on the Proposed Prepayment Date except as provided in Section 4.7(f).

                  (f) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 4.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or before the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

                           (i)      any such deferral of the date of prepayment,

                           (ii) the date on which such Change in Control and the prepayment are expected to occur, and

                           (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 4.7 in respect of such Change in Control shall be deemed rescinded).

         Notwithstanding the foregoing, in the event that any Change in Control does not occur within ninety (90) days of the Proposed Prepayment Date in respect thereof, any holder of Notes may, upon written notice to the Company, rescind its acceptance of an offer made pursuant to this
         Section 4.7 in respect of such Change in Control.

                  (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 4.7 shall be accompanied by a certificate, executed by a

         Responsible Officer of the Company and dated the date of such offer, specifying:

                           (i)      the Proposed Prepayment Date;

                           (ii)     that such offer is made pursuant to this
                  Section 4.7;

                           (iii) the principal amount of each Note offered to be prepaid;

                           (iv) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in
                  Section 4.7(d);

                           (v) whether a Default or Event of Default exists and is continuing, or is expected to exist and be continuing on the Proposed Prepayment Date, and the nature and duration of any such existing or projected Default or Event of Default together with calculations (if applicable) in reasonable detail used in determining that such Default or Event of Default exists or is projected to exist;

                           (vi)     if a Default or Event of Default is
                  projected to exist and be continuing on the Proposed Prepayment Date, the estimated Yield-Maintenance Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

                           (vii) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;

                           (viii) that the conditions of this Section 4.7 have been fulfilled; and

                           (ix) in reasonable detail, the nature and date or proposed date of the Change in Control.

         The amount of each payment of the principal of the Notes made pursuant to this Section 4.7 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 4.7 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

         4.8.     PREPAYMENT OF NOTES PURSUANT TO DEBT PREPAYMENT APPLICATION.

                  (a) ASSET SALE PROCEEDS NOTICE. In the event that and on each occasion on which any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, within three Business Days after such Net Proceeds are received, deliver a written notice (each, an "ASSET SALE PROCEEDS NOTICE") to each holder of Notes (i) stating the aggregate amount of Net Proceeds received by the Company or such Subsidiary and the portion of each Note being offered to be prepaid (determined pursuant to clause
         (c)(i) below), (ii) specifying a date, not less than 10 days and not more than 20 days from the date of such notice (the "PROCEEDS DISPOSITION DATE") on which such Net Proceeds are to be applied to the payment of Indebtedness, (iii) containing a brief description in reasonable detail of the transaction from which such Net Proceeds were derived, and (iv) containing an offer to prepay the Notes in accordance with clause (c)(ii) below (each, a "PREPAYMENT OFFER").

                  (b) ACCEPTANCE OF PREPAYMENT OFFER. Each holder of a Note shall promptly notify the Company of such holder's acceptance or rejection of any Prepayment Offer; provided, however, that any such holder shall be deemed to have accepted such Prepayment Offer if it fails to so notify the Company prior to the disposition of Net Proceeds on the Proceeds Disposition Date in respect of such Prepayment Offer.

                  (c)      PREPAYMENT.

                           (i) Such Asset Sale Proceeds Notice having been so given, the Company shall prepay the principal of the Notes and the 2003 Notes as to which acceptances (or deemed acceptances) of prepayment offers have been received (collectively, the "ACCEPTED NOTES"), together with the Bank Term Loans, on the Proceeds Disposition Date in an aggregate amount equal to such Net Proceeds (or such portion of such Net Proceeds as shall equal the aggregate principal amount of all Accepted Notes and Bank Term Loans, if the amount of such Net Proceeds is greater than such aggregate principal amount). The amount to be applied to such prepayment shall be applied (x) to each Bank Term Loan and the Accepted Notes, pro rata in the same proportions as the then balance of each Bank Term Loan and Accepted Note bears to the total balance of all Bank Term Loans plus the Accepted Notes and (xx) with respect to each, to the latest maturing installments thereof.

                           (ii) (A) If no Default or Event of Default exists and is continuing on the date prepayment is made pursuant to this Section 4.8, prepayment of the Notes to be prepaid pursuant to this Section 4.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

                                    (B) If a Default or Event of Default exists
                  and is continuing on the date prepayment is made under this
                  Section 4.8, prepayment of the Notes to be prepaid under this
                  Section 4.8 shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

5.       AFFIRMATIVE COVENANTS.

         The Company covenants that on and after the date hereof and so long as any of the Notes shall be outstanding:

         5.1. FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company covenants that it will deliver to each holder of any Notes in duplicate:

                  (a) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (other than the Fiscal Quarter ending in December), consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (c) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a) with respect to consolidated statements;

                  (b) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (c) below of copies of the Annual Report on Form 10-K of the Company for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (b) with respect to consolidated statements;

                  (c) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (d) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                  (e) with reasonable promptness, such other financial data as such holder may reasonably request.

         Together with each delivery of financial statements required by clauses
(a) and (b) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 6.1(a) through (d) and stating (i) that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, and (ii) whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 8.2 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Officer's Certificate. Together with each delivery of financial statements required by clause (b) above, the Company will deliver to each holder of any Notes a certificate of the accountants referred to in such clause stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         5.2. NOTICE OF CERTAIN MATERIAL EVENTS. The Company will furnish to each holder of Notes written notice of the following as soon as practicable and in any event no later than the Business Day immediately following any day on which any Responsible Officer obtains knowledge thereof:

                  (a)      the existence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section 5.2 shall be accompanied by an Officer's Certificate setting forth the nature and period of existence of such event or development and what action the Company has taken or proposes to take with respect thereto.

         5.3. ERISA NOTICES. In the event it or any Subsidiary has participated, now participates or will participate in any Plan or Multiemployer Plan, the Company covenants that it and any such Subsidiary will deliver to each holder of any Note: (a) promptly and in any event within 10 days after it knows or has reason to know of the occurrence of a reportable event (as defined in section 4043(b) of ERISA and the regulations thereunder) with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such reportable event, together with a statement of the chief financial officer of the Company setting forth details as to such reportable event and the action which the Company proposes to take with respect thereto; (b) at least 10 days prior to the filing by any plan administrator of a Plan which is a defined benefit plan subject to Title IV of ERISA of a notice of intent to terminate such Plan, a copy of such notice; (c) promptly upon the reasonable request of a Significant Holder, and in no event more than 10 days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (d) promptly and in any event within 10 days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Company describing such event or condition; (e) promptly and in no event more than 10 days after its or any ERISA Affiliate's receipt thereof, a copy of any notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (f) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this Section 5.3 shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

         5.4. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 5.4, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

         5.5. BOOKS AND RECORDS; INSPECTION OF PROPERTY. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5.6.     SUBSIDIARY GUARANTEES AND COLLATERAL.

                  (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the date hereof by the Company or any Subsidiary (which, for the purposes of this clause (a), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), the Company will promptly (i) execute and deliver (or, if applicable, cause any Subsidiary to execute and deliver) to each holder of a Note such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the holders of all Notes, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any Subsidiary, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Subsidiary, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions as may be necessary or advisable to grant to the Collateral Agent for the benefit of the holders of all Notes a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the holders of Notes legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any new Excluded Foreign Subsidiary created or acquired after the date hereof by the Company or any Subsidiary (other than by any Subsidiary that is an Excluded Foreign Subsidiary), the Company will promptly (i) execute and deliver (or, if applicable, cause any Subsidiary to execute and deliver) to each holder of a Note such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the holders of all Notes, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or such Subsidiary (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Subsidiary, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

         5.7.     ENVIRONMENTAL LAWS.

                  (a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental and Safety Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental and Safety Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental and Safety Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental and Safety Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.8.     ADDITIONAL COLLATERAL, ETC.

                  (a) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the date hereof by the Company or any of its Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 6.3(d)), if requested by the Collateral Agent, the Company shall, or shall cause its Subsidiary to, promptly
         (i) execute and deliver a first priority mortgage, in favor of the Collateral Agent, for the benefit of the holders of all Notes, covering such real property, (ii) provide each holder of Notes with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any property acquired after the date hereof by any of the Company or its Subsidiaries (other than (x) any property described in Section 5.6(a), (y) any property subject to a Lien expressly permitted by Section 6.3(d) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the holders of Notes, does not have a perfected Lien, if requested by the Collateral Agent, the Company shall promptly (i) execute and deliver to each holder of a Note such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of all holders of Notes, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of all holders of Notes, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

         5.9.     TITLE INSURANCE, FLOOD INSURANCE, ETC.

                  (a) If requested by the Collateral Agent, the Company will provide to the holders of Notes and the title insurance company issuing the policy referred to in Section 5.9(b) below (the "TITLE INSURANCE COMPANY") maps or plats of an as-built survey of the sites of the Additional Mortgaged Properties, and such maps or plats shall be certified to such holders and the Title Insurance Company in a manner satisfactory to the Collateral Agent, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
         (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
         (G) the flood zone designations, if any, in which any Additional Mortgaged Property is located.

                  (b) If requested by the Collateral Agent, the Company will provide to the holders of Notes in respect of each Additional Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the mortgage insured thereby creates a valid first Lien on such property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of all holders of Notes as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (G) be issued by title companies satisfactory to the

         Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (c) If requested by the Collateral Agent, the Company will provide to the holders of Notes (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any mortgage in favor of the Collateral Agent for the benefit of the holders of Notes, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by any such mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such mortgage and (B) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System of the United States of America.

         5.10. MAINTENANCE OF INSURANCE. The Company covenants that it and each of its Subsidiaries will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties, liabilities, risks, contingencies and hazards (including, but not limited to, product liability, public liability and business interruption) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and together with each delivery of financial statements under clause (b) of Section 5.1, it will deliver an Officers' Certificate specifying the details of such insurance in effect. Insurance required by this Section 5.10 shall be with insurers rated A or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Holders.

         5.11. MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS. The Company covenants that it will, and will cause each of its Subsidiaries to, (a) (i) maintain or cause to be maintained in good repair, working order and condition, reasonable wear and tear excepted, all properties necessary at that time in its business, and (ii) from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof; and (b) comply with all applicable
(i) laws (including Environmental and Safety Laws) rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (ii) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

         5.12. CORPORATE EXISTENCE, ETC.; BUSINESS. The Company covenants that it will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and the permits, licenses, franchises and other rights material to its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.4. The Company covenants that it will not, and will not permit any Subsidiary to, engage to any material extent in any business not reasonably related to the distribution of tires and other products in the automotive replacement market, providing financing to the Company and its Subsidiaries, or owning and licensing intellectual property used by the Company or its Subsidiaries.

         5.13. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and (i) which by law have or might become a Lien upon any of its properties or assets or (ii) where the failure to pay could have a Material Adverse Effect; provided, that with respect to all of the above no such charge or claim need be paid if subject to a Good Faith Contest.

         5.14. USE OF PROCEEDS. No part of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

         5.15. INTERCOMPANY LOANS; PAYMENTS. The Company agrees with each holder of Notes that (i) any payments made by a Subsidiary Obligor in reduction of its obligation under the Guarantee and Collateral Agreement, shall reduce dollar for dollar its total obligation to the Company for repayment of any Intercompany Loans, (ii) it will require that any payments made by a Subsidiary Obligor that is a direct Wholly-Owned Subsidiary of another Wholly-Owned Subsidiary of the Company, in reduction of its obligation under the Guarantee and Collateral Agreement, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to its sole shareholder, (iii) except as set forth in Schedule 5.15, it will not demand, enforce or accept any payments on account of any Intercompany Loans owed to the Company by any Subsidiary Obligor at a time when such Subsidiary Obligor is insolvent or if such payments could reasonably be expected to render such Subsidiary Obligor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

         5.16. MAINTENANCE OF MOST FAVORED LENDER STATUS. The Company hereby acknowledges and agrees that if the Company or any Subsidiary shall enter into any amendment to the Credit Agreement which provides for the benefit of the lenders thereunder any financial covenants or negative covenants which are more favorable to such lenders than the covenants provided for in Section 6 hereof for the benefit of the holders of the Notes then, and in each and any such event, the covenants in this Agreement shall be and shall be deemed to be, notwithstanding Section 11.3 and without any further action on the part of the Company or any other Person being necessary or required, amended to afford the holders of the Notes the same benefits and rights as such amendments provide such lenders. The Company will promptly deliver to each holder of Notes a copy of each such amendment, or any waiver or modification of the Credit Agreement, entered into after the date hereof. Notwithstanding the foregoing, the Company agrees to enter into such documentation as the Required Holders may reasonably request to evidence the amendments provided for in this Section 5.16.

6.       NEGATIVE COVENANTS.

         The Company covenants that on and after the date hereof and so long as any of the Notes shall be outstanding:

         6.1.     FINANCIAL COVENANTS. The Company will not at any time permit:

                  (a) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than the amount set forth in the table below:

              ------------------------------------------------------------------
                    FISCAL QUARTER ENDING                              RATIO
              ------------------------------------------------------------------
              June 30, 2003, September 30, 2003,                    1.15 to 1.0
              December 31, 2003, March 31, 2004 and
              June 30, 2004
              ------------------------------------------------------------------
              September 30, 2004, December 31, 2004,                1.25 to 1.0
              March 31, 2005 and June 30, 2005
              ------------------------------------------------------------------
              September 30, 2005 and any                            1.50 to 1.0
              Fiscal Quarter ending thereafter
              ------------------------------------------------------------------

                  "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any Fiscal Quarter of the Company, the ratio of (a) EBITDA for the period of four completed Fiscal Quarters of the Company ending on the last day of such Fiscal Quarter to (b) Fixed Charges for such period.

                  (b)      MAXIMUM LEVERAGE RATIO.

                  The Leverage Ratio as of the end of any Fiscal Quarter to be greater than the amount set forth in the table below:

              ------------------------------------------------------------------
                    FISCAL QUARTER ENDING                              RATIO
              ------------------------------------------------------------------
              June 30, 2003, September 30, 2003 and                 3.25 to 1.0
              December 31, 2003

              ------------------------------------------------------------------
              March 31, 2004 and June 30, 2004                      3.00 to 1.0
              ------------------------------------------------------------------
              September 30, 2004 and December 31,
              2004                                                  2.75 to 1.0
              ------------------------------------------------------------------
              March 31, 2005, June 30, 2005, September 30,          2.50 to 1.0
              2005 and December 31, 2005
              ------------------------------------------------------------------
              March 31, 2006, and any Fiscal Quarter                2.25 to 1.0
              ending thereafter
              ------------------------------------------------------------------

         "LEVERAGE RATIO" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the then most recent Fiscal Quarter to the aggregate EBITDA for the period of four Fiscal Quarters most recently ended, including any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

                  (c) ADJUSTED DEBT TO EBITDAR. The ratio of (i) Consolidated Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter, to be greater than the amount set forth in the following table:

              ------------------------------------------------------------------
                    FISCAL QUARTER ENDING                              RATIO
              ------------------------------------------------------------------
              June 30, 2003, September 30, 2003 and                 5.25 to 1.0
              December 31, 2003
              ------------------------------------------------------------------
              March 31, 2004, June 30, 2004, September 30,          5.00 to 1.0
              2004 and December 31, 2004
              ------------------------------------------------------------------
              March 31, 2005 and June 30, 2005                      4.75 to 1.0
              ------------------------------------------------------------------
              September 30, 2005, December 31, 2005,                4.50 to 1.0
              March 31, 2006 and June 30, 2006
              ------------------------------------------------------------------
              September 30, 2006, December 31, 2006,                4.25 to 1.0
              March 31, 2007 and June 30, 2007
              ------------------------------------------------------------------
              September 30, 2007, and any Fiscal                    4.00 to 1.0
              Quarter ending thereafter
              ------------------------------------------------------------------

         For purposes of this Section 6.1(c) "CONSOLIDATED ADJUSTED DEBT" shall mean, at the end of any Fiscal Quarter, Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, plus eight times the rental payments made (net of any sublease income) by the Company and its Subsidiaries during the period of four completed Fiscal Quarters then most recently ended.

                  (d) ASSET TEST. The ratio of the sum of consolidated accounts receivable and inventories subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement (and, in any event, exclusive of any then outstanding amounts secured by a security interest on inventory permitted by Section 6.3(f)) to Consolidated Funded Indebtedness as at the end of any Fiscal Quarter to be less than 1.35 to 1.

         6.2. LIMITATION ON INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) (i) Indebtedness created under this Agreement or under the 2003 Note Purchase Agreement and Guarantees executed pursuant to such agreements (including, without limitation, the Guarantee and Collateral Agreement), and (ii) Indebtedness and Guarantees under the Credit Agreement in an aggregate principal amount not exceeding $208,500,000; provided, however, that the amount of any increase in the aggregate revolving commitments under the Credit Agreement made in accordance with Section 2.02(d) thereof that increases the aggregate Indebtedness and Guarantees under the Credit Agreement to an amount greater than $208,500,000, but less than or equal to $258,500,000, shall be permitted;

                  (b) Indebtedness and Guarantees existing on the date hereof and set forth on Schedule 6.2(b) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth in respect of such Indebtedness on Schedule 6.2(b);

                  (c) Indebtedness owed to the Company by any of its Wholly-Owned Subsidiaries, or owed to any of its Wholly-Owned Subsidiaries by any of its other Wholly-Owned Subsidiaries, that in each case is permitted under Section 6.5(c), and Indebtedness owed by the Company to any of its Wholly-Owed Subsidiaries;

                  (d) Guarantees and Indebtedness arising in connection with (i) any Synthetic Lease, in an aggregate principal amount not exceeding $9,000,000 and (ii) the SunTrust Sale and Leaseback, in an aggregate principal amount not exceeding $12,000,000;

                  (e) Guarantee obligations entered into by Big O or its Subsidiaries on behalf of its franchisees, other than Guarantees related to any Synthetic

         Lease, and those existing Guarantee obligations listed on Schedule 6.2(e), provided that the aggregate principal amount of such guaranteed obligations arising after the date hereof plus the aggregate principal amount of loans permitted under Section 6.5(h) at no time exceeds $20,000,000;

                  (f) Indebtedness of any Subsidiary which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not any extensions, renewals or replacements thereof; provided, that such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                  (g) Guarantees by the Company or any of its Wholly-Owned Subsidiaries of Indebtedness of any of its other Wholly-Owned Subsidiaries, provided such Indebtedness is otherwise permitted pursuant to this Section 6.2;

                  (h) Guarantee obligations entered into by (x) the Company or any of its Wholly-Owned Subsidiaries, of obligations of any of its other Wholly-Owned Subsidiaries to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) the Company or any of its Wholly-Owned Subsidiaries, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under clause (y) plus the aggregate amount of the investments permitted under Section 6.5(d) at no time exceeds $20,000,000;

                  (i) Indebtedness owed by the Company to the sellers of Merchant's, Incorporated and Merban, Inc. evidenced by the promissory note pursuant to Section 3.03(a)(i) of the Merchant's Acquisition Agreement; provided that such Indebtedness is paid in full at the closing of the sale of the 2003 Notes with the proceeds thereof; and

                  (j)      other Indebtedness not otherwise permitted by clauses
         (a) through (i) of this Section 6.2 in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

         6.3. LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it or any of its Subsidiaries, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.3; provided that, if such Lien is not released within sixty (60) days after the date hereof (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on
         Schedule 6.3;

                  (c) any Lien, other than a Lien securing a Synthetic Lease permitted under Section 6.2(d), existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary,
         (iii) such Lien secures Indebtedness permitted by Section 6.2(j) and
         (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens, other than Liens securing any Synthetic Lease permitted under Section 6.2(d), on fixed or capital assets acquired by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(j), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets,
         (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $5,000,000;

                  (e) Liens securing any Synthetic Lease or arising in connection with the SunTrust Sale and Leaseback, in each case so long as the Indebtedness secured thereby is permitted under Section 6.2(d); and

                  (f) a security interest granted by Tire Kingdom to Michelin Tire Corporation, as secured party, with respect to all inventory previously and hereafter purchased from Michelin Tire Corporation by Tire Kingdom and all proceeds thereof, provided that the aggregate amount of obligations secured thereby at no time exceeds $30,000,000.

         6.4. FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve itself or any of its Subsidiaries, except that, if at the time of any such event and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                  (a) any Wholly-Owned Subsidiary may merge or consolidate with or into the Company or into another Wholly-Owned Subsidiary;

                  (b) any Wholly-Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Company or to another Wholly-Owned Subsidiary;

                  (c) any Wholly-Owned Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes;

                  (d)      Acceptable Acquisitions shall be permitted; and

                  (e) the disposal of all or any portion of the stock or assets of Northern States Tire, Inc., to any Person shall be permitted.

         6.5. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                  (b) (i) the Merchant's Acquisition, (ii) capital investments by the Company or any Subsidiary in any Subsidiary (provided that such latter Subsidiary is in existence on the date hereof or becomes a Subsidiary at any time after such date in a manner that complies with all other provisions of this Agreement, without giving effect to this clause (b)) and (iii) other existing investments and loans as otherwise described in Schedule 6.5(b);

                  (c) loans or advances made by the Company or any Wholly-Owned Subsidiary to any of its other Wholly-Owned Subsidiaries;

                  (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons not otherwise permitted by this Section 6.5; provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.2(h)(y), shall not exceed $20,000,000 at any one time (it being understood that profits and losses of Joint Ventures that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                  (e) investments in evidences of Indebtedness representing amounts formerly constituting accounts receivable owed to the Company or any Subsidiary in the ordinary course of business;

                  (f)      Guarantees permitted under Section 6.2;

                  (g) Any separate individual Acquisition completed after the date of this Agreement which has been either (i) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or
         (ii) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (A) the Acquisition target is a Person which is engaged in the replacement tire industry (B) the aggregate consideration for all such Acquisitions completed in any one calendar year does not exceed $40,000,000, (C) the aggregate consideration for all such Acquisitions completed after the date hereof does not exceed $75,000,000, provided, that this amount shall be increased on an annual basis by an amount equal to 25% of Consolidated Net Income for each completed Fiscal Year commencing with Fiscal Year 2003, and (D) such Acquisition is made under circumstances in which no Default or Event of Default either exists or will result therefrom, and in which pro forma financial statements and projections including the Company, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition (such an Acquisition is referred to herein as an "ACCEPTABLE ACQUISITION");

                  (h) Intercompany Loans made to the Company or any Wholly-Owned Subsidiary by any of its Wholly-Owned Subsidiaries; and

                  (i) loans by Big O or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans arising after the date hereof plus the aggregate amount of the obligations guaranteed pursuant to Section 6.2(e) at no time exceeds $20,000,000. For purposes of this clause (i) investments in evidences of Indebtedness permitted under clause (e) of this Section 6.5 and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $20,000,000 limit.

         6.6. HEDGING AGREEMENTS. The Company will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         6.7. TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with or make any payment or transfer to, any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not apply to transactions (i) between the Company and any of its Wholly-Owned Subsidiaries, as long as such transactions do not violate Section 6.5; or (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Company and/or Subsidiary, (A) transactions between the Company or any Wholly-Owned Subsidiary and TBC de Mexico, a Mexican variable capital corporation, or TBC Worldwide LLC, a Delaware limited liability company or (B) transactions between Big O or any of its Subsidiaries and any Joint Venture established by Big O or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.5(d).

         6.8. RESTRICTIVE AGREEMENTS. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to the restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

         6.9. DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to Prudential or any other holder of Notes pursuant to this Agreement or any other Financing Document will, when so furnished, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, with respect to projected financial information, such information may be prepared in good faith based upon assumptions believed to be reasonable at the time.

         6.10. SALE OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), other than:

                  (a) inventory disposed of in the ordinary course of business;

                  (b)      transactions with Affiliates permitted under Section
         6.7;

                  (c) the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course;

                  (d) one or more transactions in which fixed or capital assets are sold and leased back on terms that do not constitute Capitalized Lease Obligations (other than the SunTrust Sale and Leaseback and any transaction described in clause (e) below) provided that (i) if the aggregate sale price of the assets sold exceeds $5,000,000, the Net Proceeds of each such sale are used to prepay principal of the Notes, the 2003 Notes and Bank Term Loans, in accordance with Section 4.8;

                  (e) the sale by Big O and its Subsidiaries of (i) Big O franchisee loans to third parties, and (ii) Big O stores (including real estate, fixtures and equipment) to Big O franchisees and the sale and leaseback thereof for subleasing to Big O franchisees, provided that, in each case under the foregoing clauses (i) and (ii) the transaction is in the ordinary course of business and consistent with past practice;

                  (f)      sales described in Schedule 6.10; and

                  (g)      the SunTrust Sale and Leaseback.

         6.11. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits for management or employees of the Company and its Subsidiaries and (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may make payments in an aggregate amount not exceeding $10,000,000 per calendar year on account of (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Company or any option, warrant or other right to acquire any such shares and (ii) the payment of dividends with respect to its preferred stock.

7.       EVENTS OF DEFAULT.

         7.1. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (b) the Company defaults in the payment of any interest on any Note or any other amount payable under this Agreement (other than amounts referred to in clause (a) above) or any other Financing Document for more than three days after the date due; or

                  (c) any representation or warranty made by the Company herein, or by the Company or any of its Subsidiaries in the Guarantee and Collateral Agreement, or by the Company or any of its Subsidiaries or any of their officers in any writing furnished in connection with or pursuant to this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; or

                  (d) (i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2, 5.3, 5.11(b) or 5.12 (with respect to the Company's existence) or

                           (ii) the Company shall fail to observe or perform any
                  covenant or agreement contained in Section 6 and either (A) such failure is not remedied within two Business Days after any of the Chief Executive Officer of the Company or any Responsible Officer obtains knowledge thereof or (B) within such two-Business-Day period, any holder of Notes gives the Company notice that such failure constitutes a Default; or

                  (e) the Company fails to perform or observe any other agreement, term or condition contained herein and not specified in clauses (a), (b) or (d) above and such failure shall not be remedied within 30 days after the earliest to occur of (i) any Responsible Officer obtaining actual knowledge thereof or (ii) receipt of written notice thereof by the Company from any holder of Notes; or

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

                  (h) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (i) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (j) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (k) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (l) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

                  (m) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (n) one or more final judgments in an aggregate amount in excess of $3,000,000 is rendered against any one or more of the Company or any Subsidiary and, within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (o) (i) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $2,000,000; (ii) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code; (iii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings; (iv) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000; (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans; (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (ii) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (p) the Company or any Subsidiary shall be subject to or liable for any Environmental Costs and Liabilities or is the subject of any proceeding or investigation pertaining to the release by the Company or any Subsidiary, or any other Person of any Hazardous Material into the environment, or pertaining to any violation of any Environmental and Safety Law, which, in any case, could reasonably be expected to have a Material Adverse Effect; or

                  (q) the Guarantee and Collateral Agreement, the New Mortgage, the Existing Mortgage or any mortgage in respect of Additional Mortgaged Property shall for any reason cease to be an enforceable obligation of the Company or the applicable Subsidiary (as the case may be) that executed same or if such party or any other Person should contest the validity of any such document or agreement or shall seek in any way to have such document or agreement declared null and void or to have such party's obligations thereunder in any way limited, or if such party shall in any respect fail to perform any of its obligations under such document or agreement, and such failure shall continue unremedied for a period of fifteen (15) days after the earliest to occur of (i) the date the Company shall have obtained knowledge thereof or (ii) written notice thereof from any holder of Notes or the Collateral Agent to the Company;

then (a) if such event is an Event of Default specified in clause (a) or clause
(b) of this Section 7.1, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (i), (j) or (k) of this Section
7.1 with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         7.2. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to Section 7.1, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (a) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (b) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 11.3, and (d) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7.3. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to Section 7.1 or any such declaration shall be rescinded and annulled pursuant to Section 7.2, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

         7.4. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES.

         The Company represents, covenants and warrants as follows as of the date hereof and on the 2003 Note Closing Date:

         8.1. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary (including, without limitation, Big O) is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

         8.2. FINANCIAL STATEMENTS. The Company has furnished Prudential with the following financial statements identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001 and December 31, 2002 and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2002, all consolidated annual statements being reported on by PriceWaterhouseCoopers LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent Fiscal Year for which such audited financial statements have been furnished.

         8.3. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8.4. OUTSTANDING INDEBTEDNESS. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section
6.2. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

         8.5. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 8.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 6.3. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8.6. TAXES. The Company and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         8.7. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor the delivery of any Financing Document, nor fulfillment of nor compliance with the terms and provisions of the Financing Documents and of the Notes did or will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created by the Guarantee and Collateral Agreement and the New Mortgage) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8.7 attached hereto.

         8.8. MARGIN SECURITIES. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the original sale of the Existing Notes) violates, will violate or will result in a violation of Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8.9. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of the Financing Documents will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representation made by Prudential in Section 9.1 as to the source of funds used by it to purchase the Existing Notes.

         8.10. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the Amendment and Restatement, is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement or any other Financing

Document, or the fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8.11. ENVIRONMENTAL COMPLIANCE. (a) The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

         (b) The environmental audits regarding the real properties which are part of the Merchant's Acquisition provided to the co-administrative agent under the Credit Agreement do not contain any finding that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         8.12. DISCLOSURE. Neither this Agreement nor any other Financing Document nor any other document, certificate or statement furnished to Prudential or the Collateral Agent by or on behalf of the Company or any Subsidiary in connection with any Financing Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

         8.13. TRADEMARKS; TRADENAMES, ETC. Schedule 8.13 accurately describes the names and registration numbers of all federally registered trademarks, tradenames and service marks of the Company and its Subsidiaries as of the 2003 Note Closing Date.

         8.14.    STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is (a) subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or (b) in violation of the USA Patriot Act.

         8.15.    ANTI-TERRORISM ORDER.

         Neither the Company nor any of its Subsidiaries is a Person or entity described in Section 1 of the Anti-Terrorism Order or described in the Department of the Treasury Rule, and, to the best knowledge and belief of the Company, neither the Company nor any of its Subsidiaries engages in any dealings or transactions, or is otherwise associated, with any such Persons or entities.

         8.16.    EXISTING MORTGAGE.

         The Notes are secured by a first priority perfected security interest in favor of the Collateral Agent (for the benefit of Prudential) in the real property and improvements described in (and pursuant to) the Existing Mortgage.

9.       REPRESENTATIONS OF THE NOTEHOLDER.

         Prudential represents as follows:

         9.1. SOURCE OF FUNDS. Prudential represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") used by it to pay the purchase price of the Notes:

                  (a) the Source was an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not and did not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with Prudential's state of domicile; or

                  (b) the Source was and is a separate account maintained solely in connection with Prudential's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source was and is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by Prudential to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owned more than 10% of all assets allocated to such pooled separate account or collective investment fund at the time of the purchase of the Notes; or

                  (d) the Source constituted and constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that were included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceeded 20% of the total client assets managed by such QPAM at the time of the purchase of the Notes by Prudential or now exceed such level, the conditions of Part I(c) and (g) of the QPAM Exemption were satisfied at such time and are now satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owned a 5% or more interest in the Company at such time or now owns such an interest and
         (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets were included in such investment fund were disclosed to the Company in writing pursuant to this clause (d) prior to such purchase; or

                  (e) the Source constituted assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption were satisfied at the time of the purchase of Notes by Prudential and are now satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owned a 5% or more interest in the Company at such time or now owns such an interest and
         (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constituted the Source were disclosed to the Company in writing prior to such purchase pursuant to this clause
         (e); or

                  (f)      the Source was (and remains) a governmental plan; or

                  (g) the Source was (and remains) one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which was identified to the Company in writing prior to such purchase pursuant to this clause (g); or

                  (h) the Source did not and does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.  DEFINITIONS; ACCOUNTING MATTERS.

     For the purpose of this Agreement, the terms defined in Sections 10.1 and
10.2 (or within the text of any other Section) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in Section 10.3.

10.1. YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4.2, Section 4.7 or Section
4.8 or is declared to be immediately due and payable pursuant to Section 7.1, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be Prudential Capital Group's customary source of information for calculating make-whole amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the rate in effect on the Settlement Date that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 4.2, Section 4.7 or Section 4.8 or is declared to be immediately due and payable pursuant to Section 7.1, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10.2. OTHER DEFINED TERMS.

     "ACCEPTABLE ACQUISITION" shall have the meaning specified in Section
6.5(g).

     "ACCEPTED NOTES" shall have the meaning specified in Section 4.8(c)(i).

     "ACQUISITION" shall mean any transaction pursuant to which the Company or any of its Wholly-Owned Subsidiaries (a) acquires all of the outstanding equity securities of any Person other than the Company or any Person which is then a Wholly-Owned Subsidiary of the Company, (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Company, in any case pursuant to a merger, purchase of assets or any reorganization, or (c) purchases all or substantially all of the business or assets of any Person other than a Wholly-Owned Subsidiary of the Company or of any business unit or line of business of any such Persons.

     "ADDITIONAL MORTGAGED PROPERTY" means any real property of the Company or any Subsidiary in respect of which the Collateral Agent has been granted a mortgage under Section 5.8 hereof.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT, THIS" shall have the meaning specified in Section 11.3.

     "AMENDMENT AND RESTATEMENT" shall have the meaning specified in Section 2.

     "AMENDMENT FEE" shall have the meaning specified in Section 3.5.

     "ANTI-TERRORISM ORDER" means United States of America Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,049 (2001).

     "ASSET SALE PROCEEDS NOTICE" shall have the meaning specified in Section 4.8(a).

     "AUTHORIZED OFFICER" shall mean, with respect to the Company, its chief executive officer, its chief financial officer or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (i) of Section 7.1.

     "BANK TERM LOAN" shall mean a loan made under the Credit Agreement pursuant to either of Sections 2.01(b) or 2.01(c) of the Credit Agreement.

     "BIG O" shall mean Big O Tires, Inc., a Nevada corporation.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

     "CAPITAL EXPENDITURES" mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made directly or indirectly by the Company or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP.

     "CAPITAL STOCK" means any class of capital stock, share capital or similar equity interest of a Person.

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which is or will be required to be capitalized on the books of the Company or any Subsidiary in accordance with GAAP, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGENT" means J.P. Morgan Chase Bank, N.A., in its capacity as collateral agent on behalf of the holders of Notes, the holders of 2003 Notes and the bank lenders under the Intercreditor Agreement.

     "COMPANY" shall have the meaning given to such term in the introductory sentence hereof.

     "CONSOLIDATED ADJUSTED DEBT" shall have the meaning specified in Section 6.1(c).

     "CONSOLIDATED FUNDED INDEBTEDNESS" means all Funded Indebtedness of the Company and its Subsidiaries after eliminating inter-company items, including any Funded Indebtedness outstanding pursuant to and under this Agreement, in each case determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period for which such amount is being determined, the interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capitalized Lease Obligations allocable to interest expense in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, as to any period, the net income of the Company and its Consolidated Subsidiaries for such period, after taxes and after extraordinary items as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARIES" means Subsidiaries whose accounts are consolidated with the accounts of the Company in the Company's consolidated financial statements prepared in accordance with GAAP.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "CONTROL EVENT" means:

          (a) the execution by the Company or any of its Subsidiaries of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

          (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

          (c) the commencement (as defined in Regulation 14D of the Exchange
     Act) of a tender offer by any Person or group (as such terms are defined in the definition of "Change in Control") to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     "CREDIT AGREEMENT" shall have the meaning specified in Section 1.1.

     "DEPARTMENT OF THE TREASURY RULE" means the United States of America Department of the Treasury rule entitled Blocked Persons, Specially Designated Nationals, Specifically Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons, 66 Fed. Reg. 54,404 (2001) (to be codified at appendix A to 31 CFR chapter V), as amended.

     "EBITDA" shall mean, as to any period, the sum of (i) Consolidated Net Income, plus (ii) consolidated depreciation, amortization and all other non-cash charges plus (iii) income taxes to the extent they reduce Consolidated Net Income, plus (iv) Consolidated Interest Expense.

     In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter (including any pro forma cost savings to the extent the same could be reflected in pro forma financial statements contained in filings with the Securities and Exchange Commission pursuant to its Regulation S-X), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period (including any pro forma cost savings referred to in the parenthetical above), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period.

     "EBITDAR" shall mean the aggregate EBITDA for the period of four completed Fiscal Quarters then most recently ended plus the aggregate rental payments made (net of any sublease income) by the Company and its Subsidiaries during such period.

     "ENVIRONMENTAL AND SAFETY LAWS" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

     "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED FOREIGN SUBSIDIARY" means any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as collateral or (b) the guaranteeing by such Subsidiary of the obligations of the Company to the holders of Notes, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company.

     "EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of January 5, 2001, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto.

     "EXISTING MORTGAGE" means that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of January 5, 2001, in respect of real property and improvements in Memphis, Tennessee owned by the Company securing its obligations to, among other parties, Prudential, in respect of, among other obligations, the Company's obligations under this Agreement and the Notes.

     "EXISTING NOTE AGREEMENT" shall have the meaning specified in Section 1.1.

     "EXISTING NOTES" shall have the meaning specified in Section 1.1.

     "EXISTING SERIES A NOTES" shall have the meaning specified in Section 1.1.

     "EXISTING SERIES B NOTES" shall have the meaning specified in Section 1.1.

     "EXISTING SERIES C NOTES" shall have the meaning specified in Section 1.1.

     "FINANCING DOCUMENT(S)" shall mean each of this Agreement, the Notes, the Guarantee and Collateral Agreement, the New Mortgage, the Existing Mortgage and any mortgage in respect of Additional Mortgaged Property granted pursuant to
Section 5.8 hereof.

     "FISCAL QUARTER" means each fiscal quarter-year period of the Company, ending on the last day of each March, June, September and December.

     "FISCAL YEAR" means the fiscal year of the Company, which is the calendar year.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning specified in Section 6.1(a).

     "FIXED CHARGES" shall mean, for any period, the sum of Consolidated Interest Expense, Scheduled Payments and Capital Expenditures for such period.

     "FOREIGN SUBSIDIARY" means any Subsidiary organized in any jurisdiction other than the United States of America or any jurisdiction thereof.

     "FUNDED INDEBTEDNESS" means any outstanding Indebtedness of a Person for borrowed money, including all such Indebtedness of the Person to Prudential and other financial institutions, domestic or foreign, and all secured and unsecured notes payable, all industrial revenue bonds, all Capitalized Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all Guarantees of Funded Indebtedness. (Checks that have not been presented for payment shall not constitute Funded Indebtedness.)

     "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of application thereof.

     "GOOD FAITH CONTEST" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Company or any Subsidiary for which adequate reserves therefor have been taken in accordance with GAAP.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "GUARANTEE AND COLLATERAL AGREEMENT" shall have the meaning specified in
Section 3.6.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental and Safety Law.

     "HEDGING AGREEMENTS" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of indebtedness of others, (h) all Capitalized Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all obligations of such Person related to Synthetic Leases. The indebtedness of any Person shall include the indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such indebtedness provide that such Person is not liable therefor.

     "INHAM EXEMPTION" shall have the meaning specified in Section 9.1(e).

     "INTERCOMPANY LOAN" means any short term demand loan made by the Company to any of its Wholly-Owned Subsidiaries, by any such Wholly-Owned Subsidiary to the Company or by a Wholly-Owned Subsidiary of the Company to another Wholly-Owned Subsidiary.

     "INTERCREDITOR AGREEMENT" shall have the meaning specified in Section 3.6.

     "INTEREST RATE CHANGE DATE" shall mean the earliest date on or after March 31, 2002 that the Leverage Ratio is greater than 2.75 to 1.0 as of the end of two consecutive Fiscal Quarters.

     "INTEREST RATE EFFECTIVE DATE" shall mean the first day of the Fiscal Quarter ending on the Interest Rate Change Date.

     "JOINT VENTURE" means a joint venture formed to provide distribution for the products of the Company, Big O or any other Subsidiary, which joint venture is accounted for under GAAP as an investment and not as a Subsidiary or as an acquisition or a capital expenditure.

     "LEVERAGE RATIO" shall have the meaning specified in Section 6.1(b).

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LONG-TERM INDEBTEDNESS" means any Indebtedness that, in accordance with GAAP constitutes (or, when incurred, constituted) a long-term liability.

     "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole or (ii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of any of the Notes under this Agreement or the Notes.

     "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Notes) or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "MERCHANT'S ACQUISITION" means the acquisition of Merchant's, Incorporated and Merban, Inc. on the terms set forth in the Merchant's Acquisition Documentation.

     "MERCHANT'S ACQUISITION AGREEMENT" means the Stock Purchase Agreement, dated March 25, 2003, by and among the Company and the stockholders of Merchant's, Incorporated.

     "MERCHANT'S ACQUISITION DOCUMENTATION" means, collectively, the Merchant's Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

     "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor thereto.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

     "NAIC ANNUAL STATEMENT" shall have the meaning specified in Section 9.1(a).

     "NET PROCEEDS" shall mean, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of
(b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and its Subsidiaries to third parties in connection with such event,
(ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction permitted under Section 6.10(d) or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and its Subsidiaries as a result of such event to repay Indebtedness (other than obligations under the Credit Agreement and the Notes) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (to the extent such repayment is permitted hereunder), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company or any Subsidiary, and the amount of any reserves established by the Company and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company), provided that the amount of any subsequent reduction of any such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event occurring on the date of such reduction.

     "NEW MORTGAGE" means that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, in respect of real property and improvements in Memphis, Tennessee owned by the Company securing its obligations to, among other parties, Prudential, in respect of, among other obligations, the Company's obligations under this Agreement and the Notes.

     "NOTE(S)" shall have the meaning specified in Section 1.3.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "ORIGINAL SUBSIDIARY OBLIGORS" shall have the meaning specified in Section 3.1(b).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor organization.

     "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.13;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.13;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(n);

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

          (g) Liens of landlords on fixtures and leasehold improvements granted or arising in the ordinary course of business; and

          (h) Liens securing Indebtedness of the Company incurred under and in respect of this Agreement, the 2003 Note Purchase Agreement and the Credit Agreement;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness (other than in respect of the Liens described in clause
(h) of this definition).

     "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PREPAYMENT EVENT" shall mean:

          (a) any sale and leaseback transaction permitted pursuant to Section 6.10(d) of any property or asset of the Company or any Subsidiary; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Company or any Subsidiary within one year after such event; or

          (c) any other "Prepayment Event" as defined in the Credit Agreement.

     "PREPAYMENT OFFER" shall have the meaning specified in Section 4.8(a).

     "PROCEEDS DISPOSITION DATE" shall have the meaning specified in Section 4.8(a).

     "PROPOSED PREPAYMENT DATE" shall have the meaning specified in Section 4.7(c).

     "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

     "PRUDENTIAL AFFILIATE" shall mean (a) any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates, and (b) any investment fund or account which is managed by Prudential or a Prudential Affiliate described in clause (a) of this definition.

     "PTE" shall have the meaning specified in Section 9.1(a).

     "QPAM EXEMPTION" shall have the meaning specified in Section 9.1(d).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or a Series of Notes, as the context may require, from time to time outstanding.

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

     "SCHEDULED PAYMENTS" means, for any period, the sum (without duplication) of the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Company and its Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary), including scheduled prepayments of the Notes pursuant to Section
4.1 for such period.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES" shall have the meaning specified in Section 1.3.

     "SERIES A NOTE(S)" shall have the meaning specified in Section 1.2(a).

     "SERIES B NOTE(S)" shall have the meaning specified in Section 1.2(b).

     "SERIES C NOTE(S)" shall have the meaning specified in Section 1.2(c).

     "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "SOURCE" shall have the meaning specified in Section 9.1.

     "SUBSIDIARY" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, except that no Joint Venture in which the entire amount invested by the Company and its subsidiaries complies with Section 6.5(d) shall be deemed to be a subsidiary.

     "SUBSIDIARY" means any subsidiary of the Company; provided, however, that in no event shall TBC de Mexico be considered to be a Subsidiary for purposes hereof (but, to the extent required by GAAP, shall be consolidated in the consolidated financial statements of the Company and as such included in the calculation of the covenants in Sections 6.1(a), 6.1(b) and 6.1(c)) until such time, if any, as the Company's interest in TBC de Mexico exceeds 60%, the Company is required by GAAP to consolidate TBC de Mexico into the Company's consolidated financial statements, and the Company's equity investment in TBC de Mexico exceeds $2,500.000.

     "SUBSIDIARY OBLIGOR" shall mean each of the Original Subsidiary Obligors and any Subsidiary which delivers to each of the holders of Notes an amendment to the Guarantee and Collateral Agreement in compliance with Section 5.6 hereof.

     "SUNTRUST SALE AND LEASEBACK" means the sale for a price not to exceed $12,000,000 and the leasing back of up to fourteen retail stores currently owned by Merchant's, Incorporated.

     "SYNTHETIC LEASE" means any lease entered into by Big O or Big O Development, Inc. (each a "Lessee") pursuant to the existing $15,000,000 lease program with SunTrust Capital Markets, Inc. ("SunTrust") contemplated by that certain Master Agreement, dated as of December 2, 1998, among the Lessees, SunTrust, the Company, and the Atlantic Financial Group, Ltd., as from time to time amended.

     "TIRE KINGDOM" means Tire Kingdom, Inc., a Florida corporation.

     "TITLE INSURANCE COMPANY" shall have the meaning specified in Section
5.9(a).

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note.

     "2003 NOTE CLOSING DATE" shall mean the date of the Closing (as such term is defined in the 2003 Note Purchase Agreement).

     "2003 NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, of even date herewith, by and among the Company and the note purchasers party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

     "2003 NOTES" means the Series D Variable Rate Senior Notes, due April 16, 2009, issued by the Company on April 16, 2003 under the terms of the 2003 Note Purchase Agreement.

     "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (a) any Subsidiary all of whose outstanding Voting Stock is at the time owned directly by such Person (including any Subsidiary all of whose outstanding Voting Stock is at the time owned directly or indirectly by one of such Person's Wholly-Owned Subsidiaries) or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power are at the time so owned.

     10.3. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (b) of Section 5.1 or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of Section 8.2.

11.  MISCELLANEOUS.

     11.1. NOTE PAYMENTS. The Company agrees that, so long as Prudential shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of Prudential specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as Prudential may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Prudential agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section
11.1 to any Transferee which shall have made the same agreement as Prudential has made in this Section 11.1.

     11.2. EXPENSES. The Company agrees to pay, and save Prudential and any Transferee harmless against liability for the payment of (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by Prudential or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand involving the Company, any Subsidiary or any Affiliate of any thereof issued in connection with this Agreement or the transactions contemplated hereby or by reason of Prudential's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case involving the Company, any Subsidiary or any Affiliate of any thereof. The obligations of the Company under this Section 11.2 shall survive the transfer of any Note or portion thereof or interest therein by Prudential or any Transferee and the payment of any Note.

     11.3. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, without the written consent of the holders of all Notes of a particular Series at the time outstanding, the Notes of such Series may not be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, or to change or affect the provisions of Section 7.1 or this Section 11.3 insofar as such provisions relate to proportions of the principal amount of the Notes of such Series, or the rights of any individual holder of Notes of such Series, required with respect to any declaration of Notes of such Series to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11.3, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11.4. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note of any Series at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of the same Series, of like tenor and of a like aggregate principal amount, in the form attached hereto as
Exhibit 1A, Exhibit 1B or Exhibit 1C, as applicable, registered in the name of such transferee or transferees. At the option of the holder of any Note of any Series, such Note may be exchanged for other Notes of such Series of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of any Series of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note of such Series, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11.5. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by Prudential of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11.7. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each holder of Notes (and any attempted assignment or transfer by the Company without such consent shall be null and void). Each Transferee, by virtue of having become a holder of a Note (and with no other action required of any Person), shall also become a party to the Intercreditor Agreement, with all of the rights and obligations of a Secured Party (as defined in the Intercreditor Agreement).

     11.8. INDEPENDENCE OF COVENANTS; SEVERABILITY; DESCRIPTIVE HEADINGS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance with the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.9. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention: Executive Vice President and Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

     11.10. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     11.11. MINIMUM INTEREST PAYABLE. The Company and all holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section 11.11 shall control over all other provisions of the Agreement, any Notes, the Guarantee and Collateral Agreement or any other guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such holder. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this Section means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of Tennessee and of the United States of America, and "MAXIMUM RATE" as used in this Section means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

     11.12. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The Company hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, New York, 10011. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or affect the right of any such holder to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

     11.13. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11.14. GOVERNING LAW. IN ACCORDANCE WITH THE PROVISIONS OF SS.5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OF ITS CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

     11.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11.16. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential.


                      [SIGNATURES APPEAR ON THE NEXT PAGE.]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.



                                        Very truly yours,


                                        TBC CORPORATION



                                        By: /s/ Lawrence C. Day
                                            ------------------------------------
                                            Name: Lawrence C. Day
                                            Title: President and Chief Executive
                                                   Officer


The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA


By: /s/ Robert R. Derrick
    -------------------------------
    Name: Robert R. Derrick
    Title: Vice President



             [Signature Page to Amended and Restated Note Agreement]

                               PURCHASER SCHEDULE


--------------------------------------------------------------------------------
PURCHASER NAME                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Name in Which Note is Registered   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Note Registration Number;          Series A:  $19,500,000
Principal Amount                   Series B:  $11,000,000
                                   Series C:  $16,500,000
--------------------------------------------------------------------------------
Payment on Account of Note

         Method                    Federal Funds Wire Transfer
         Account Information       The Bank of New York
                                   New York, NY
                                   ABA#: 021-000-018
                                   Account No.: 890-0304-391
                                   Ref: See "Accompanying Information" below

--------------------------------------------------------------------------------
Accompanying Information           Name of Issuer: TBC CORPORATION

                                   Description of Security:  Series A Senior
                                   Notes due July 10, 2003

                                   PPN: 872180 B*4

                                   Description of Security: Series B Senior
                                   Notes due July 10, 2005

                                   PPN: 872180 B@2

                                   Description of Security: Series C Senior
                                   Notes due July 10, 2008

                                   PPN: 872180 B#0

                                   Due Date and Application (as among principal, interest and Yield-Maintenance Amount) of the payment being made:

--------------------------------------------------------------------------------

PURCHASER NAME                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Address for Notices Related        The Prudential Insurance Company of America
to Payments                        C/o Investment Operations Group
                                   Gateway Center Two, 10th Floor
                                   100 Mulberry Street
                                   Newark, NJ 07102-4077
                                   Attn: Manager, Billings and Collections
                                   Fax: 973-802-8764

                                   For Prepayment Notices:
                                   Manager, Trade Management Group
                                   Tel: 973-802-8107
                                   Fax: 973-802-9425

--------------------------------------------------------------------------------
Address for All other Notices      The Prudential Insurance Company of America
(including copies of all           C/o Prudential Capital Group
Notices related to Payments)       1170 Peachtree Street, Suite 500
                                   Atlanta, GA 30309
                                   Attn: Managing Director
                                   Tel: 404-870-3750
                                   Fax: 404-870-2041

--------------------------------------------------------------------------------
Signature Block Format             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                   By:
                                      ------------------------------
                                   Name:
                                   Title:

--------------------------------------------------------------------------------
Instructions re Delivery of        The Prudential Insurance Company of America
Notes                              1114 Avenue of the Americas
                                   30th Floor
                                   New York, NY 10036
                                   Attn: Philip Corsello, Esq.

--------------------------------------------------------------------------------
Tax Identification Number          22-1211670
--------------------------------------------------------------------------------

                                                                   SCHEDULE 5.15


                           CERTAIN INTERCOMPANY LOANS
                           --------------------------

Provided that no Event of Default has occurred and is continuing, payments on Intercompany Loans owed to the Company by the following Subsidiaries may be made without regard to the financial condition or solvency of the Subsidiary:


                                        Northern States Tire, Inc.
                                        Big O Development, Inc.

                                                                 SCHEDULE 6.2(b)


                      EXISTING INDEBTEDNESS AND GUARANTEES
                      ------------------------------------

Those Guarantees listed on Schedule 6.2(e).

TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC International Inc. by First Tennessee Bank National Association.

TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc., Tire Kingdom, Inc., Big O Tires, Inc., and Carroll's, Inc., and expects to guarantee all obligations of Merchant's Incorporated, to Michelin North America, Inc. and its affiliates.

TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.

Capital Lease relating to the Salt Lake City Warehouse of Big O Tires, Inc. (book value as of 2/28/03 is $1,162,666).

                                                                 SCHEDULE 6.2(e)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES
           -----------------------------------------------------------



                                             Big O Guarantee Portion at 12/31/02
                                             -----------------------------------


The CIT Group
         Intermountain Realty -Colorado Springs                   $   411,995.64
         Intermountain Realty - Sioux Falls                           380,757.97

Merrill Lynch
         Loan portfolio (sold 6/30/97,9/30/97,12/31/98)                92,956.28

GE Capital
         Las Vegas                                                  2,787,922.87
         Las Vegas                                                    394,156.28
         82nd St. Oregon                                              247,277.12
         Boulder, CO                                                   48,917.50

OKC, LLC JV                                                           150,000.00

Real Estate Lease Guarantees                                        1,315,240.18

Synthetic Lease                                                     8,757,896.38
                                                                  --------------

Total Guarantees                                                  $14,587,120.22

                                                                    SCHEDULE 6.3


                                 EXISTING LIENS
                                 --------------

     Liens arising under the Guarantee and Collateral Agreement.

     Numerous UCC financing statements evidencing operating lease transactions in which TBC Corporation and its Subsidiaries are lessees have been filed and are still in effect.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:
-------------------------------------------------------------------------

     The Bank of Cherry Creek, N.A., as Indenture Trustee.
     Security interests and mortgages granted in connection with 8.71% Senior Secured Notes in the aggregate original principal amount of $8,000,000 issued by Big O Tires, Inc. in 1994. Notes were paid in full in 1999, and Big O Tires, Inc. has tried on numerous occasions, without success, to obtain termination statements for various UCC filings relating thereto.

     The CIT Group/Equipment Financing, Inc.
     Filings in connection with sales of franchisee notes receivable.

     SunTrust Bank, as Agent.
     Filings in connection with Synthetic Leases.

     First National Bank of Dieterich.
     Filing in connection with equipment financing by Big O Tire of Idaho, Inc.

     Steve W. Mead
     Filing to evidence consigned Interstate Battery System of America inventory.

UCC Filings Against Tire Kingdom, Inc.:
-------------------------------------

     Michelin North America, Inc. and related entities.
     Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom and all proceeds therefrom.


UCC Filings Against Merchant's, Incorporated or Merban, Inc.:
------------------------------------------------------------

     Bridgestone/Firestone, Inc.
     Consigned inventory of the secured party.

     Kimco Select Investments
     Blanket security interest filed by secured party; debt has been discharged and secured party to release Liens promptly after the closing of the Merchant's Acquisition.

     CIT Group/Business Credit, Inc.
     Mortgages and blanket security interest filed by secured party; debt has been discharged and secured party to release mortgages and Liens promptly after the closing of the Merchant's Acquisition.

     Michelin North America, Inc. and related entities
     Mortgages and security interests filed by secured party, who has agreed to release the same promptly after the closing of the Merchant's Acquisition.

     SunTrust Bank
     Blanket security interest filed by secured party; debt has been discharged and secured party to release Liens promptly after the closing of the Merchant's Acquisition.

     Bandag, Incorporated
     Liens relating to Bandag equipment and related collateral used in the retreading operations of Merban.

                                                                 SCHEDULE 6.5(b)


                     CERTAIN EXISTING INVESTMENTS AND LOANS
                     --------------------------------------

- See Exhibit A to this Schedule 6.5(b) for a listing of all existing Subsidiaries.

- TBC Corporation owns 40% of STI Acquisition LLC, a Nevada limited liability company.

- TBC Corporation owns 20,000 shares of Series A Preferred Stock, $.01 par value, of Quirk Automotive, Corp. and 14.4 shares of Common Stock, $100 par value, of V.I.P., Inc. (total investment - $5,000,000).

- TBC International Inc. owns approximately 49% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 12/31/02, the balance on the promissory note relating thereto was $122,483.

-    Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber
     Company.

-    Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

       BORE/MPC, LLC (a Missouri LLC).
       Big O/Stephenson Joint Venture LLC (a Nevada LLC).
       OKC, LLC (a Colorado LLC).
       Intermountain Development Joint Venture (a Colorado general partnership). One Stop Undercar Denver, LLC (a Colorado LLC)

                                                                    EXHIBIT A TO
                                                                 SCHEDULE 6.5(b)


           COMPANY AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION
           ----------------------------------------------------------

COMPANY: TBC Corporation, a Delaware corporation ("TBC")

SUBSIDIARIES DIRECTLY OWNED BY TBC:


                                   JURISDICTION OF      PERCENTAGE OF STOCK/
           NAME                     ORGANIZATION        EQUITY OWNED BY TBC         SUBSIDIARIES
           ----                     ------------        -------------------         ------------

Big O Tires, Inc.                      Nevada                   100%                  See Below
Carroll's, Inc.                        Georgia                  100%                       None
Northern States Tire, Inc.             Delaware                 100%                       None
TBC International Inc.                 Delaware                 100%                       None
TBC Retail Enterprises, Inc.           Delaware                 100%                  See Below
TBC Brands, LLC                        Delaware                 100%                       None
TBC Capital, LLC                       Delaware                  90%*                      None


   *5% is owned by each of Carroll's, Inc. and Tire Kingdom, Inc.

SUBSIDIARIES DIRECTLY OWNED BY BIG O TIRES, INC.:

                                   JURISDICTION OF      PERCENTAGE OF STOCK
           NAME                     INCORPORATION         OWNED BY BIG O            SUBSIDIARIES
           ----                    ---------------      -------------------         ------------

Big O Development, Inc.                  Colorado               100%                    None
O Advertising, Inc.                      Colorado               100%                    None
Big O Tire of Idaho, Inc.                Idaho                  100%                    None


SUBSIDIARIES DIRECTLY OWNED BY TBC RETAIL ENTERPRISES, INC.:
-----------------------------------------------------------


                                   JURISDICTION OF      PERCENTAGE OF STOCK
           NAME                     INCORPORATION       OWNED BY TBC RETAIL         SUBSIDIARIES
           ----                    ---------------      -------------------         ------------

Big O Retail Enterprises, Inc.          Colorado                100%                    None
Tire Kingdom, Inc.                      Florida                 100%                  See Below


SUBSIDIARIES DIRECTLY OWNED BY TIRE KINGDOM, INC.:
-------------------------------------------------

                                   JURISDICTION OF      PERCENTAGE OF STOCK
           NAME                     INCORPORATION           OWNED BY TKI            SUBSIDIARIES
           ----                    ---------------      -------------------         ------------

Merchant's, Incorporated              Delaware                  100%                 See Below


SUBSIDIARIES DIRECTLY OWNED BY MERCHANT'S, INCORPORATED:
-------------------------------------------------------

                                   JURISDICTION OF      PERCENTAGE OF STOCK
           NAME                     INCORPORATION           OWNED BY TKI            SUBSIDIARIES
           ----                    ---------------      -------------------         ------------

Merban, Inc.                          Virginia                100%                     None



                                                                    SCHEDULE 6.8


                              EXISTING RESTRICTIONS
                              ---------------------


The documents evidencing the Credit Agreement contain restrictions and conditions of the type described in Section 6.8.

The Synthetic Leases contain restrictions and conditions of the type described in Section 6.8.

It is expected that the documents evidencing the SunTrust Sale and Leaseback will contain restrictions and conditions of the type described in Section 6.8.

                                                                   SCHEDULE 6.10


                         CERTAIN DISPOSITIONS OF ASSETS
                         ------------------------------


                                      NONE.

                                                                    SCHEDULE 8.7


                             CONFLICTING AGREEMENTS
                             ----------------------


         See Schedule 6.8.

                                                                   SCHEDULE 8.13

                    TRADEMARKS, TRADENAMES AND SERVICE MARKS
                    ----------------------------------------

                                                            TIRE KINGDOM, INC.

     Trademark Report by Mark                                                                    Printed: 3/28/2003         Page 1
     Status:  ACTIVE
     COUNTRY                                        FILED       APPL#             REGDT        REG#           STATUS        CLASSES

     MISCELLANEOUS [CROWN] DESIGN

     UNITED STATES                                9/1/1999    75/791,760        6/27/2000    2,363,324       REGISTERED        35

     TIRE KINGDOM

     UNITED STATES                                2/5/2003    76/487,769                                     PENDING           35

     UNITED STATES                                12/10/1992  74/338,671        5/31/1994    1,838,215       REGISTERED        42

     TIRE KINGDOM & DESIGN

     UNITED STATES                                2/5/2003    76/487,604                                     PENDING           35

                                                            END OF                             TOTAL ITEMS SELECTED =           4



                                                                BIG O TIRES, INC.

      Trademark Report by Mark                                                                   Printed: 3/28/2003         Page 1
      Status:  ACTIVE
      COUNTRY                                        FILED      APPL#             REGDT        REG#           STATUS        CLASSES

     A REPUTATION YOU CAN RIDE ON
     UNITED STATES                                2/22/1993   74/360,838        7/19/1994    1,845,544       REGISTERED     37,42

     ASPEN
     UNITED STATES                                3/25/1988   73/718,614        10/11/1988   1,508,041       REGISTERED        12

     BIG FOOT
     CANADA                                       3/15/1988   602897            3/13/1992    395398          REGISTERED         A

     MEXICO                                       5/15/1998   332727            10/20/2000   674604          REGISTERED        12

     UNITED STATES                                5/7/1993    74/389,931        7/11/1995    1,904,955       REGISTERED        12

     BIG FOOT 60
     UNITED STATES                                9/6/1974    73/031,264        9/12/1978    1,102,058       REGISTERED        12

     BIG FOOT 70
     UNITED STATES                                9/16/1974   73/031,311        9/12/1978    1,102,059       REGISTERED        12

     BIG HAUL
     UNITED STATES                                10/3/1974   73/033,736        8/26/1975    1,018,800       REGISTERED        12

     BIG LIFT

     CANADA                                       3/9/1998    871625                                         ALLOWED              37

     UNITED STATES                                9/17/1997   75/358,399        12/18/2001   2,520,443       REGISTERED        35,37

     BIG O
     MEXICO                                       5/15/1998   332726            10/20/2000   674603          REGISTERED           12

     TEXAS                                        9/2/1982    N/A               9/2/1982     40704           REGISTERED           12

     TEXAS                                        11/1/1982   40967             11/1/1982    40967           REGISTERED           42

     UNITED STATES                                1/14/1974   73/010,921        9/24/1974    993,415         REGISTERED           12

     UNITED STATES                                9/10/1973   73/000,572        10/1/1974    994,466         REGISTERED           42

     BIG O TIRES
     CANADA                                       6/18/1987   586384            10/27/1989   361490          REGISTERED          N/A

     CANADA                                       5/5/1999    1,014,484         2/21/2002    TMA558285       REGISTERED     12,35,37

     MEXICO                                       5/15/1998   332728            10/20/2000   674605          REGISTERED           42

     UNITED STATES                                4/12/1999   75/679,597        12/12/2000   2,411,926       REGISTERED     12,35,37

     BIG O TIRES & DESIGN
     CANADA                                                                     6/12/1981    259,938         REGISTERED          N/A

     CANADA                                       3/27/1991   682687            11/12/1993   TMA419439       REGISTERED          N/A


     BIG O TIRES AND DESIGN
     UNITED STATES                                12/4/1989   74/007,344        8/28/1990    1,611,160       REGISTERED        12,42

     COST U LESS & DESIGN
     CANADA                                       8/5/1994    761237            10/28/1997   TMA484761       REGISTERED         A,Aa

     MEXICO                                       8/9/1994    207912            10/11/1994   476693          REGISTERED         37,A

     MEXICO                                       8/9/1994    207911            10/5/1994    476099          REGISTERED           42

     COSTULESS & DESIGN
     UNITED STATES                                7/12/1994   74/548,947        1/30/1996    1,952,457       REGISTERED   12, 37, 42

     DARE TO COMPARE
     UNITED STATES                                4/20/2000   76/030,453        9/25/2001    2,492,236       REGISTERED          035

     DESIGN OF BIG FOOT
     CANADA                                       5/5/1999    1,014,482         3/15/2001    TMA542,415      REGISTERED     12,35,37

     UNITED STATES                                4/12/1999   75/680,850        2/1/2000     2,314,775       REGISTERED     12,35,37

     EURO TOUR
     CANADA                                       1/15/2003   1164833                                        PENDING              12

     MEXICO                                       2/3/2003    586480                                         PENDING              12

     UNITED STATES                                11/8/2002   76/468,502                                     PENDING              12

     EXTRA CARE & DESIGN
     UNITED STATES                                3/24/1986   589,583           11/18/1986   1,417,730       REGISTERED           37

     UNITED STATES                                3/24/1986   73/589,583        11/18/1986   1,417,730       REGISTERED           37

     HYDRO-TRAC


     MEXICO                                       1/14/1994   188025            5/4/1994     459327          REGISTERED           12

     LEGACY
     CANADA                                       3/15/1988   602896            3/13/1992    395397          REGISTERED          N/A

     COLORADO                                     10/28/1985  N/A               10/28/1985   T29645          REGISTERED           35

     COLORADO                                                                   4/22/1976    T30670          REGISTERED

     MEXICO                                       1/14/1994   188026            5/4/1994     459328          REGISTERED           12

     UNITED STATES                                10/31/1985  73/566,064        5/20/1986    1,393,967       REGISTERED           12

     LIGHTENING
     MEXICO                                       1/14/1994   188027            12/6/1994    481629          REGISTERED        12,35

     PATHMAX
     UNITED STATES                                8/3/1998    75/529,550        9/28/1999    2,281,419       REGISTERED           12

     PROCOMP
     MEXICO                                       1/14/1994   188028            5/4/1994     459329          REGISTERED       12, 35

     PROCOMP HIGH PERFORMANCE
     UNITED STATES                                7/27/1992   74/298,320        7/5/1994     1,842,854       REGISTERED           12

     SASQUATCH [BIG FOOT] DESIGN
     CANADA                                       5/5/1999    1,014,483         1/16/2003    tma573769       REGISTERED     12,35,37

     SONIC COMMERICAL
     UNITED STATES                                12/2/1964   72/207,339        3/15/1966    805,578         REGISTERED           12

     SUN VALLEY
     UNITED STATES                                10/31/1968  72/310,988        6/17/1969    871,318         REGISTERED           35

     VENGEANCE
     CANADA                                       1/2/2003    N/A                                            PENDING

     MEXICO                                       1/7/2003    582675                                         PENDING

     UNITED STATES                                10/18/2002  76/460,700                                     PENDING              12

     WWW.BIGOTIRES.COM & DESIGN
     CANADA                                       3/20/2001   1096649                                        PENDING

     MEXICO                                       3/29/2001   478565            8/30/2001    713395          REGISTERED           37

     MEXICO                                       3/29/2001   478566                                         PENDING              42

     UNITED STATES                                12/1/2000   76/174,243        12/4/2001    2,514,975       REGISTERED       35, 37

                                                            END OF                                TOTAL ITEMS SELECTED =          63

                                                  TBC BRANDS, LLC

     Trademark Report by Mark                                                                Printed: 3/28/2003              Page 1
     Status:  ACTIVE
     COUNTRY                                     FILED      APPL#              REGDT        REG#            STATUS         CLASSES
     AQUA FLOW
     CANADA                                       3/9/1993    724,287           7/15/1994    430478        REGISTERED        N/A

     JAPAN                                        8/25/1993   87543/93          7/31/1996    3183343       REGISTERED         12

     MEXICO                                       3/24/1993   163889            8/3/1993     438707        REGISTERED         12

     UNITED STATES                                11/24/1992  74/334,184        1/4/1994     1,815,411     REGISTERED         12

     AQUA FLOW III
     CANADA                                       2/5/2001    1091561                                      ALLOWED

     MEXICO                                       3/13/2001   475492            5/24/2001    699369        REGISTERED

     UNITED STATES                                9/13/2000   76/128,049        4/2/2002     2,557,298     REGISTERED         12

     BROADWAY CLASSIC

     UNITED STATES                                12/4/2002   76/472,568                                   PENDING            12

     CENTRED
     CANADA                                       2/19/1999   1006129           10/18/2000   TMA535,038    REGISTERED         12

     MEXICO                                       4/23/1999   372561            2/29/2000    644642        REGISTERED         12

     UNITED STATES                                1/15/1999   75/621,314        3/20/2001    2,437,511     REGISTERED         12

     CENTRON
     UNITED STATES                                3/12/1985   73/526,552        9/3/1985     1,357,941     REGISTERED         12

     CENTURY
     CANADA                                       9/10/1999   1,028,617         11/22/2002   TMA571137     REGISTERED        N/A

     UNITED STATES                                7/30/1999   75/764,830        7/17/2001    2,470,426     REGISTERED         12

     CORDOVAN
     CANADA                                       3/8/1990    652,673           4/5/1991     382741        REGISTERED         12

     CHINA                                        6/28/2002   3225736                                      PENDING            12

     EUROPEAN UNION                               12/30/1997  719351            4/7/1999     000719351     REGISTERED       9,12

     FRANCE                                       4/25/1991   282653            4/25/1991    1657817       REGISTERED       9,12

     GERMANY                                      4/30/1991   T 31 825/12 W     7/14/1992    2017105       REGISTERED       9,12

     MEXICO                                       12/19/1997  318673            2/27/1998    571618        REGISTERED         12

     SOUTH KOREA                                  6/28/2002   2002-30152                                   PENDING            12

     UNITED KINGDOM                               4/24/1991   1462329           4/24/1991    1462329       REGISTERED         12

     UNITED KINGDOM                               5/21/1991   1464865           5/21/1991    1464865       REGISTERED          9

     UNITED STATES                                9/27/1985   73/560,572        12/2/1986    1,419,104     REGISTERED      12,17

     UNITED STATES                                6/15/1945   72/159,045        8/27/1963    755,493       REGISTERED         35


     CORDOVAN BONNEVILLE JET (STYLIZED)
     UNITED STATES                                5/19/1964   72/193,756        2/9/1965     784,838       REGISTERED         35

     CORDOVAN RADIAL G/T
     UNITED STATES                                11/29/1976  73/108,055        9/19/1978    1,102,631     REGISTERED         12

     CORDOVAN WIDE 600
     UNITED STATES                                8/30/1967   72/279,376        8/6/1968     854,177       REGISTERED         35

     CRITERION
     UNITED STATES                                2/29/1980   73/252,026        9/15/1981    1,169,191     REGISTERED         12

     EPIC
     CANADA                                       6/13/2000   1,063,059         8/7/2002     TMA565594     REGISTERED        N/A

     MEXICO                                       1/4/1995    220948            3/28/1995    486515        REGISTERED         12

     UNITED STATES                                9/10/1985   73/559,173        4/8/1986     1,388,996     REGISTERED         12

     EXCEL
     CANADA                                       9/10/1999   1,028,616                                    ALLOWED           N/A

     UNITED STATES          T30505US0             7/30/1999   75/764,829        7/17/2001    2,470,425     REGISTERED         12

     FRONT LINE & DESIGN
     UNITED STATES                                5/7/1985    73/536,361        11/5/1985    1,368,849     REGISTERED         12

     FRONTLINE
     MEXICO                                       10/21/1994  216047            8/30/1995    502347        REGISTERED         12

     GRAN ESPRIT
     EUROPEAN UNION                               9/19/1996   385617            8/28/1998    385617        REGISTERED         12

     UNITED STATES                                5/20/1996   75/107,105        4/14/1998    2,151,303     REGISTERED         12

     GRAND AM
     CANADA                                       12/29/1994  772,065           6/14/1996    459411        REGISTERED         12

     MEXICO                                       10/13/1994  215380            11/22/1994   480234        REGISTERED         12

     GRAND PRIX
     CANADA                                       10/26/1993  739674            3/16/1999    TMA509,415    REGISTERED        N/A

     MEXICO                                       11/8/1993   182542                                       PENDING            12

     MEXICO                                       8/30/1994   210274            11/18/1994   479812        REGISTERED          7

     UNITED STATES                                5/5/1980    73/260,923        12/29/1981   1,183,571     REGISTERED         11

     UNITED STATES                                10/26/1982  73/400,864        11/22/1983   1,258,438     REGISTERED          9

     UNITED STATES                                12/12/1975  73/071,592        10/25/1977   1,075,901     REGISTERED         12

     UNITED STATES                                8/24/1987   73/680,289        8/27/1991    1,655,035     REGISTERED         37

     GRAND PRIX & DESIGN
     UNITED STATES                                3/17/1982   73/355,136        1/18/1983    1,224,147     REGISTERED         12

     UNITED STATES                                3/25/1959   72/070,188        12/22/1959   690,249       REGISTERED         35

     GRAND PRIX RADIAL G/T (STYLIZED)


     UNITED STATES                                5/5/1980    73/260,924        8/11/1981    1,164,594     REGISTERED         12

     GRAND SPIRIT
     MEXICO                                       7/24/1995   238249                                       PENDING            12

     UNITED STATES                                1/24/1994   74/481,579        2/27/1996    1,958,273     REGISTERED         12

     GRAND SPIRIT TOURING LS

     UNITED STATES                                12/4/2002   76/472,572                                   PENDING            12

     GRAND SPORT
     CANADA                                       4/12/1990   654,898           3/6/1992     TMA 395,089   REGISTERED         12

     MEXICO                                       1/4/1995    220944            4/23/1997    546167        REGISTERED         12

     UNITED STATES                                5/13/1986   73/598,547        12/23/1986   1,421,825     REGISTERED         12

     HARVEST KING
     CANADA                                       12/29/1994  772,070           1/19/1996    TMA452894     REGISTERED         12

     CHINA                                        1/30/2002   3084124                                      ALLOWED            12

     MEXICO                                       10/13/1994  215383            7/21/1995    497846        REGISTERED         12

     SOUTH KOREA                                  6/28/2002   2002-31154                                   PENDING

     UNITED STATES                                6/19/1989   73/807,530        5/8/1990     1,595,216     REGISTERED         12

     HIGHWAY SCOUT RADIAL HTP
     UNITED STATES                                3/17/2000   76/004,068        4/9/2002     2,559,952     REGISTERED         12

     LIVE ONE (STYLIZED)
     UNITED STATES                                8/10/1976   73/096,101        12/13/1977   1,079,273     REGISTERED         9

     MATRIX
     BRAZIL                                       10/25/1999  822129833                                    PENDING

     UNITED STATES                                3/13/1985   73/562,619        3/1/1988     1,478,574     REGISTERED         12

     MILEAGE MASTER
     UNITED STATES                                3/12/2003   76/497,354                                   PENDING

     MULTI-MILE
     CANADA                                       2/29/2000   654903(1)         4/12/1991    TMA383056     REGISTERED         12
     CHINA                                        6/28/2002   3225735                                      PENDING            12

     EUROPEAN UNION                               12/30/1997  719260            4/7/1999     000719260     REGISTERED       9,12

     FRANCE                                       4/24/1991   282446            4/2/1991     1657653       REGISTERED       9,12

     MEXICO                                       3/24/1993   163887            7/3/1993     438706        REGISTERED         12

     MEXICO                                       10/21/1994  216045            3/22/1995    485680        REGISTERED          9

     SOUTH KOREA                                  6/28/2002   2002-30153                                   PENDING

     UNITED KINGDOM                               4/23/1991   1462051           4/23/1991    B1462051      REGISTERED         12

     UNITED KINGDOM                               5/21/1991   1464866           5/21/1991    B1464866      REGISTERED          9

     UNITED STATES                                8/23/1982   73/381,561        11/29/1983   1,259,363     REGISTERED         12

     UNITED STATES                                5/15/1998   75/485,588        8/3/1999     2,266,907     REGISTERED         12

     MULTI-MILE (STYLIZED)


     UNITED STATES                                5/11/1950   71/597,256        6/24/1952    560,428       REGISTERED         12

     MULTI-MILE RADIAL G/T (STYLIZED)
     UNITED STATES                                11/29/1976  73/108,056        9/18/1979    1,125,174     REGISTERED         12

     MULTI-MILE WIDE `600'
     UNITED STATES                                8/30/1967   72/279,377        8/6/1968     854,178       REGISTERED         35

     MULTI-TRAC
     MEXICO                                       10/13/1994  215381            7/19/1995    497555        REGISTERED         12

     UNITED STATES                                3/22/1973   72/452,297        3/26/1974    981,104       REGISTERED         35

     POWER KING
     CANADA                                       4/12/1990   654,907           4/5/1991     382759        REGISTERED         12

     CHINA                                        1/30/2002   3084106                                      ALLOWED            12

     MEXICO                                       6/11/1998   336096                                       PENDING            12

     SOUTH KOREA                                  6/28/2002   2002-30155                                   PENDING            12

     UNITED STATES                                4/5/1979    73/210,451        7/29/1980    1,138,319     REGISTERED         12

     POWER KING (STYLIZED)
     UNITED STATES                                2/7/1983    73/412,703        4/3/1984     1,272,524     REGISTERED          9

     POWER KING IMT
     UNITED STATES                                6/21/2002   76/424,630                                   PENDING            12

     PR812

     UNITED STATES                                11/8/2002   76/468,503                                   PENDING            12

     PRESTIGE
     CANADA                                       5/27/1959   251153            12/11/1959   116209        REGISTERED        N/A

     UNITED STATES                                9/1/1954    71/672,582        6/7/1955     607,037       REGISTERED         35

     REGENT
     CANADA                                       8/3/2000    1,069,844                                    PENDING

     MEXICO                                       11/21/2000  459062            8/16/2002    758958        REGISTERED         12

     UNITED STATES                                12/17/1999  75/874,916        6/26/2001    2,464,646     REGISTERED         12

     SCEPTOR
     UNITED STATES                                5/13/1986   73/598,549        12/23/1986   1,421,827     REGISTERED         12

     SHADOW
     CANADA                                       8/3/2000    1,069,845                                    PENDING

     MEXICO                                       9/11/2002   565576                                       PENDING

     UNITED STATES*                               12/17/1999  75/874,915                                   PENDING            12

     * In the name of  TBC CORPORATION

     SIGMA
     CANADA                                       4/12/1990   654,894           4/5/1991     382758        REGISTERED         12

     CHINA                                        6/28/2002   3225734                                      PENDING            12

     GERMANY                                      6/10/1991   T 32 059/12 W     7/14/1992    2017108       REGISTERED         12


     MEXICO                                       5/29/1995   N/A               7/27/1995    499136        REGISTERED         12

     MEXICO                                       5/29/1995   N/A               7/27/1995    499136        REGISTERED         12

     SOUTH KOREA                                  6/28/2002   2002-30151                                   PENDING

     UNITED KINGDOM                               6/6/1991    1466536           6/6/1991     1466536       REGISTERED         12

     UNITED STATES                                5/15/1998   75/485,561        7/20/1999    2,262,889     REGISTERED         12

     SIGMA & DESIGN
     UNITED STATES                                12/28/1973  73/009,844        11/19/1974   998,427       REGISTERED         12

     SIGMA SUPREME HP
     CANADA                                       8/3/2000    1,069,847                                    ALLOWED

     MEXICO                                       11/21/2000  459065            12/14/2001   728573        REGISTERED

     UNITED STATES                                7/26/2000   76/096,412        6/4/2002     2,575,403     REGISTERED         12

     SIGMA SUPREME TR
     CANADA                                       8/3/2000    1,069,848                                    ALLOWED

     MEXICO                                       11/21/2000  459064            12/14/2001   728572        REGISTERED         12

     UNITED STATES                                12/17/1999  75/874,912        3/26/2002    2,553,584     REGISTERED         12

     SOVRAN
     UNITED STATES                                7/27/1989   73/815,288        6/12/1990    1,600,677     REGISTERED         12

     STAMPEDE
     CANADA                                       12/29/1994  772,066           11/3/1995    TMA449689     REGISTERED         12

     MEXICO                                       1/4/1995    220945            3/28/1995    486513        REGISTERED         12

     UNITED STATES                                9/18/1984   73/499,961        5/28/1985    1,337,798     REGISTERED         12

     SUSSEX
     UNITED STATES                                5/13/1986   73/598,548        12/23/1986   1,421,826     REGISTERED         12

     TALON
     CANADA                                       12/29/1994  772,067           11/3/1995    TMA449690     REGISTERED         12

     MEXICO                                       1/4/1995    220943            3/28/1995    486512        REGISTERED         12

     UNITED STATES                                9/10/1985   73/559,172        4/8/1986     1,388,995     REGISTERED         12

     TBC
     MEXICO                                       8/6/1999    385997                                       PENDING            12

     UNITED STATES                                10/26/1983  73/449,847        7/2/1985     1,345,491     REGISTERED       9,12

     UNITED STATES                                6/13/1978   73/174,209        2/20/1979    1,113,549     REGISTERED         12

     UNITED STATES                                6/8/1995    74/685,983        11/25/1997   2,114,992     REGISTERED  35, 36, 42

     TBC BRANDS
     UNITED STATES                                2/12/2002   76/369,496                                   ALLOWED     9, 12, 16


     TBC ONLINE
     CANADA                                       4/16/1998   875566            6/29/2000    TMA529893     REGISTERED          9

     MEXICO                                       12/16/1998  340767                                       PENDING             9

     UNITED STATES                                1/23/1998   75/423,437        1/25/2000    2,312,424     REGISTERED          9


     TBC PRIVATE BRANDS & DESIGN
     UNITED STATES                                2/12/2002   76/369,492                                   ALLOWED            35

     TEMPEST
     CANADA                                       8/3/2000    1,069,846                                    ALLOWED

     MEXICO                                       11/21/2000  459063            12/14/2001   728571        REGISTERED         12

     UNITED STATES                                12/17/1999  75/874,914        6/19/2001    2,462,822     REGISTERED         12

     TODAY
     UNITED STATES                                2/25/1994   74/494,330        1/21/1997    2,032,519     REGISTERED         12

     TRAIL GUIDE RADIAL ATP
     UNITED STATES                                3/17/2000   76/004,067        4/2/2002     2,557,059     REGISTERED         12

     TRAIL GUIDE RT
     CANADA                                       3/12/2003   N/A                                          PENDING

     UNITED STATES                                12/4/2002   76/472,525                                   PENDING            12

     TRAIL SCOUT
     MEXICO                                       7/30/1999   385267            9/22/1999    624142        REGISTERED         12

     UNITED STATES                                4/12/1999   75/679,588        7/3/2001     2,466,356     REGISTERED         12

     TRAILER KING
     UNITED STATES                                3/12/2003   76/497,369                                   PENDING

     TURBO-TECH
     UNITED STATES                                7/18/1989   73/813,331        10/2/1990    1,615,599     REGISTERED         12

     ULTRA CELL
     UNITED STATES                                11/1/1984   73/506,662        6/11/1985    1,340,421     REGISTERED          9

     ULTRA LIFE
     UNITED STATES                                11/5/1984   73/507,226        11/19/1985   1,371,051     REGISTERED          9

     ULTREX
     UNITED STATES                                3/16/1994   74/500,719        4/16/1996    1,968,838     REGISTERED         12

     VANDERBILT
     UNITED STATES                                10/6/1961   72/129,434        6/11/1963    750,869       REGISTERED         12

     VANDERBILT TOURING

     UNITED STATES                                12/4/2002   76/472,570                                   PENDING            12

     WILD COUNTRY
     CANADA                                       12/29/1994  772,071           1/19/1996    TMA452895     REGISTERED         12

     MEXICO                                       1/4/1995    220947            3/28/1995    486514        REGISTERED         12

     UNITED STATES                                6/30/1992   74/289,945        3/2/1993     1,755,187     REGISTERED         12

     WILD SPIRIT RADIAL GTX
     UNITED STATES                                12/1/1992   74/335,812        2/15/1994    1,822,004     REGISTERED         12


     WILD SPIRIT TOURING LS

     UNITED STATES                                12/4/2002   76/472,571                                   PENDING            12

     WILD TRAC
     CANADA                                       12/29/1994  772,069           5/9/1997     TMA475995     REGISTERED         12

     MEXICO                                       1/4/1995    220937            3/28/1995    486510        REGISTERED         12

     UNITED STATES                                7/3/1978    73/177,148        7/17/1979    1,122,304     REGISTERED         12


                    MERCHANT'S, INCORPORATED AND MERBAN, INC.


                                                              Registration No.                   Registration Date
                                                              ---------------                    -----------------
         TEAM MERCHANT'S PERFORMANCE
         SPECIALISTS

         United States                                        2,248,803                          09/17/2000

         29 MINUTES OR LESS, TIRE EXPRESS

         United States                                        2,077,075                          07/18/1997

         NO ONE CARES FOR YOUR CAR
         LIKE MERCHANT'S

         United States                                        2,389,988                          09/26/2000

         READY TO ROLL TIRE PRICING

         United States                                        75/564,275                         Subject to pending opposition
                                                                                                 filing

         MERCHANT'S MAINTENANCE ALERT

         United States                                        2,078,719                          07/15/1997

         MERCHANT'S TIRE & AUTO CENTER

         United States                                        1,420,446                          11/14/87
                                                                                                 11/30/92
                                                                                                 04/05/93

         SERVICE THAT YOU TRUST - GUARANTEED

         United States                                        1,743,581                          12/29/1992

         MERCHANT'S

         United States                                        1,907,199                          07/28/1995

                   COPYRIGHT REGISTRATIONS HELD BY TBC BRANDS
                   ------------------------------------------

Title of Work                            Copyright Reg. No.         Reg. Date
-------------                            -----------------          ---------

TBC Corporation                          TX-2-920-912               09/21/90
Electronic Ordering System

Info-Net User's Guide                    TX-4-135-989               11/13/95
(Info-Net Online; Direct
Connection Info-Net)

Info-Net Online, Release 4.1             TX-4-168-625               12/07/95
(Info-Net Online; Direct
Connection Info-Net)

Electronic Ordering System               TX-4-212-078               12/07/95
Release 1.0

                                                                      EXHIBIT 1A


                             [FORM OF SERIES A NOTE]

                                 TBC CORPORATION

                  8.30% SERIES A SENIOR NOTE DUE JULY 10, 2003


No. RA-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B* 4

         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year and 30-day months) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.30% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.30%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series A Note plus 2% per annum or (ii) 2% per annum over the rate of interest publicly announced by the Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of the Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Second Amended and Restated Note Agreement, dated as of April 1, 2003 (as amended, restated or otherwise modified from time to time, the


                                  Exhibit 1A-1

"Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principles that would direct or permit the application of the laws of another jurisdiction.



                                             TBC CORPORATION



                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------


                                  Exhibit 1A-2

                                                                      EXHIBIT 1B


                             [FORM OF SERIES B NOTE]

                                 TBC CORPORATION

                  8.62% SERIES B SENIOR NOTE DUE JULY 10, 2005


No. RB-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B@ 2

         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year and 30-day months) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.62% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.62%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series B Note plus 2% per annum or (ii) 2% per annum over the rate of interest publicly announced by the Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of the Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Second Amended and Restated Note Agreement, dated as of April 1, 2003 (as amended, restated or otherwise modified from time to time, the


                                  Exhibit 1B-1

"Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principles that would direct or permit the application of the laws of another jurisdiction.



                                             TBC CORPORATION



                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------


                                  Exhibit 1B-2

                                                                      EXHIBIT 1C


                             [FORM OF SERIES C NOTE]

                                 TBC CORPORATION

                  8.81% SERIES C SENIOR NOTE DUE JULY 10, 2008


No. RC-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B# 0

         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year and 30-day months) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.81% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.81%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series C Note plus 2% per annum or (ii) 2% per annum over the rate of interest publicly announced by the Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of the Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Second Amended and Restated Note Agreement, dated as of April 1, 2003 (as amended, restated or otherwise modified from time to time, the

"Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principles that would direct or permit the application of the laws of another jurisdiction.



                                             TBC CORPORATION



                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------